UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

HIGHER ONE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HIGHER ONE HOLDINGS, INC.
115 Munson Street
New Haven, Connecticut 06511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2013

To the Stockholders of Higher One Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Higher One Holdings, Inc., a Delaware corporation (the "Company"), will be held on May 23, 2013 at 9:00 a.m. local time at 115 Munson Street, New Haven, CT for the following purposes:

1. To elect three directors to hold office until the 2016 meeting of stockholders or until their successors are elected;

2. To ratify the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013;

3. To approve the Company's Amended and Restated 2010 Equity Incentive Plan; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on March 28, 2013 can vote at this meeting or any adjournments that take place.

Our board of directors recommends that you vote FOR the election of director nominees named in Proposal One of the proxy statement; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and FOR the approval of the Company's Amended and Restated 2010 Equity Incentive Plan.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report on Form 10-K, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or e-mail copy of the proxy statement, our annual report on Form 10-K and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.
By Order of the Board of Directors

Thomas D. Kavanaugh
Corporate Secretary
April 12, 2013
.

HIGHER ONE HOLDINGS, INC.
115 Munson Street
New Haven, Connecticut 06511

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2013

The Board of Directors of Higher One Holdings, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 23, 2013 at 9:00 a.m., local time, and any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be held at 115 Munson Street, New Haven, Connecticut. We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 12, 2013 to stockholders of record as of the March 28, 2013 (the "Record Date"). The only voting securities of the Company are shares of common stock, $0.001 par value per share (the "common stock"), of which there were 46,429,297 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote present in person or represented by proxy to hold the Annual Meeting.

In this proxy statement, we refer to Higher One Holdings, Inc. as the "Company," "Higher One," "we" or "us" and the Board of Directors as the "Board." When we refer to the Company's fiscal year, we mean the twelve-month period ending December 31 of the stated year.

The Company's annual report on Form 10-K for fiscal year 2012, which contains consolidated financial statements for fiscal 2012, is available in the "Investor Relations" section of our website at http://ir.higherone.com/. You also may obtain a copy of the Company's annual report on Form 10-K for fiscal 2012 without charge by writing to Investor Relations at the Company's address above.

We are first making this proxy statement and accompanying materials available to stockholders on or about April 12, 2013.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 28, 2013 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 46,429,297 shares of common stock issued and outstanding and entitled to vote.

    Stockholder of Record: Shares Registered in Your Name

If, on March 28, 2013, your shares were registered directly in your name with Higher One's transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, on the Internet, or, if you received a paper copy of the proxy materials, by mail, as instructed below to ensure your vote is counted.

    Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on March 28, 2013, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote

FOR:

•	The election of three Class III directors to hold office until our 2016 annual meeting of stockholders;
•
The ratification of the selection by the Audit Committee of our Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	The approval of the Company's Amended and Restated 2010 Equity Incentive Plan.

             In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

You may vote by mail or follow any alternative voting procedure described on the proxy card. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

For Proposal One, you may either vote "For" the three nominees, "Withhold All" of the nominees or "For All Except" any nominee you specify. For Proposal Two, you may either vote "For" or "Against" or "Abstain." For Proposal Three, you may either vote "For" or "Against" or "Abstain." The procedures for voting are as follows:

                Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by mail, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
To vote using a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by proxy over the Internet, follow the instructions provided on the proxy card or the Notice of Internet Availability of Proxy Materials.
•	To vote by telephone if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions on the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. ("Broadridge") has been engaged as our independent agent to tabulate stockholder votes. Any executed proxy card will be returned directly to Broadridge for tabulation.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 46,429,297 shares outstanding and entitled to vote. Accordingly, 23,214,649 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How are votes counted?

Broadridge will separately count "For," "Withhold All" or "For All Except" votes and broker non-votes with respect to Proposal One, "For" and "Against" votes and abstentions with respect to Proposal Two and "For" and "Against" votes, abstentions and broker non-votes with respect to Proposal Three. For Proposal One, directors will be elected by a plurality of the votes cast, which means that the three nominees receiving the highest number of "For" votes will be elected. To be approved, Proposals Two and Three require the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal. If stockholders abstain from voting, including brokers holding their clients' shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal One, because approval of a percentage of shares present or outstanding is not required for this proposal, and with regard to Proposals Two and Three, will have the same effect as an "Against" vote.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to certain "routine" proposals, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. If a broker votes shares that are not voted by its clients for or against a "routine" proposal, those shares are considered present and entitled to vote at the Annual Meeting. Those shares will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. However, where a proposal is not "routine," a broker who has received no instructions from its client generally does not have discretion to vote its clients' uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as "broker non-votes." Those shares would be considered present for purpose of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal. Those shares generally are not taken into account in determining the outcome of the non-routine proposal. Proposal One is considered a "non-routine" proposal and broker non-votes will have no effect on the outcome of the proposal.  Proposal Three is also considered a "non-routine" proposal and broker non-votes will not be counted in determining whether the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal have voted affirmatively.  However, in order to be approved for purposes of the New York Stock Exchange vote requirements, in addition to the affirmative vote mentioned in the previous sentence, 50% of the shares outstanding must have voted.  Votes "For" and "Against" and abstentions will be counted as having voted but broker non-votes will not.  As a result, broker non-votes could have a negative effect on the approval of Proposal Three.

Because brokers cannot vote "uninstructed" shares on behalf of their customers for "non-routine" matters, it is important that stockholders vote their shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 28, 2013.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

How do I vote via Internet or telephone?

You may vote by proxy via the Internet by following the instructions provided on the proxy card or the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 22, 2013. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted "For" each of the nominees under Proposal One and "For" Proposals Two and Three. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511, Attention: General Counsel and Secretary.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year's Annual Meeting?

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing no later than December 12, 2014 to Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511, Attention: General Counsel and Secretary. If you wish to submit a proposal to be voted on at next year's meeting that is not to be included in next year's proxy materials pursuant to the SEC's shareholder proposal procedures or to nominate a director, you must do so between December 12, 2013 and January 13, 2014. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

PROPOSAL ONE

ELECTION OF DIRECTORS

We currently have nine directors. Our Board has determined all of our current directors (other than Messrs. Volchek, Lasater and Hatton) meet the independence requirements of the New York Stock Exchange and the federal securities laws, although Stewart Gross may not meet certain independence requirements for service on our audit and compensation committees. Mr. Lasater, our president and chief operations officer, is currently chairman of the Board. Mr. Gross is our lead independent director.

Our Board is divided into three classes, denominated as classes I, II and III. Members of each class hold office for staggered three-year terms. At each annual meeting of stockholders, successors to the directors in the class whose term expires at that annual meeting are elected for three-year terms. Messrs. Volchek, Gross and Cromwell serve as class I directors with terms expiring at the annual meeting of stockholders to be held in 2014. Messrs. Hartheimer, Lasater and McFadden serve as class II directors with terms expiring at the annual meeting of stockholders to be held in 2015. Messrs. Biddelman, Hatton and Moran serve as class III directors with terms expiring at this Annual Meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the class III nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and positions/offices held with the Company:

Name	Age	Title
Mark Volchek	35	Chief Executive Officer and Director
Miles Lasater	35	Chairman of the Board of Directors, President and Chief Operations Officer
Paul Biddelman	67	Director
David Cromwell	68	Director
Stewart Gross	53	Director
Robert Hartheimer	55	Director
Dean Hatton	53	Director
Patrick McFadden	75	Director
Charles Moran	58	Director

Set forth below is certain biographical information for each of these individuals.

Nominees for Election to a Three-Year Term Expiring at the 2016 Annual Meeting of Stockholders

Paul Biddelman has been a director of Higher One since 2002. Mr. Biddelman has been president of Hanseatic Corporation, a private investment company and the manager of our investor, Hanseatic Americas LDC, since 1997, where he has primary private investment responsibilities. He is also a director of Blue Ridge Real Estate Company and SystemOne Technologies, Inc. Mr. Biddelman served as a director of Celadon Group, Inc. from 1992 to 2006, Insituform Technologies, Inc. from 1988 to 2005, Six Flags, Inc. from 1992 to 2006, Star Gas LP from 1999 to 2006, ApplyYourself, Inc. from 2001 to 2007, DocuSys, Inc. from 2001 to 2009 and Passlogix, Inc. from 2000 to 2009. Mr. Biddelman is also currently the chairman of the Lehigh University College of Arts & Sciences Dean's Advisory Board. Mr. Biddelman holds a BS from Lehigh University, a JD from Columbia Law School and an MBA from Harvard Business School. We believe that Mr. Biddelman's service on the boards of numerous public companies has provided him with valuable experience and insight into the issues faced by such companies which, together with the deep knowledge of our company derived from his long-standing relationship with us, leads us to believe he should serve on our Board.

Dean Hatton has been a director since March 2002. From 2002 to June 2012, he served as our President and Chief Executive Officer. From 2001 to 2002, Mr. Hatton was chief executive officer and president of Yclip, Inc., a direct marketing promotion company that was sold to First Data Corporation. From 1999 to 2001, Mr. Hatton was executive vice president and chief operations officer of Carlson Wagonlit Travel, a corporate travel and expense management company, and from 1997 to 1999, he was senior vice president at Citigroup, where he was chief executive officer of Travelers Property Casualty Direct Response. Mr. Hatton holds a BA in Economics from Franklin and Marshall College and a graduate degree in bank management from the Stonier Graduate School of Banking.  As a result of his service as our president and chief executive officer for over 10 years, we believe Mr. Hatton provides the Board with a deep understanding of all aspects of our business, and therefore should serve on our Board.

Charles Moran has been a director of Higher One since 2009. Mr. Moran is the founder of SkillSoft PLC where since 1998 he has held various positions, including member of the board of directors, president, chief executive officer and, since November 2006, chairman of the board. SkillSoft PLC is a leading software-as-a-service provider of on demand e-learning and performance solutions for global enterprises, government, educational institutions and small-to-medium size businesses. Mr. Moran holds a BS in General Management from Boston College and an MBA from Suffolk University. We believe Mr. Moran is qualified to serve on our Board because of the skills and experience he has gained in his role as chairman and chief executive officer of a leading, formerly publicly traded technology company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

Directors Continuing in Office until the 2014 Annual Meeting of Stockholders

Mark Volchek is one of our founders and currently serves as Chief Executive Officer. From 2002 until May 2012, he served as chairman of our board, and from 2002 until June 2012, he served as our chief financial officer. From 2000 to 2002, he served as our chief executive officer. Mr. Volchek is a founding officer of the Yale Entrepreneurial Society, a not-for-profit organization that promotes entrepreneurship among Yale students, faculty and alumni and served on its board from 1999 to 2010. Since 2007, Mr. Volchek has been the chairman of the board of the Tweed New Haven Airport Authority. Other past civic roles have included positions on the New Haven Economic Development Commission and the Regional Growth Partnership strategic planning committee. Mr. Volchek holds a BA and an MA in economics from Yale University. We believe that Mr. Volchek, having cofounded and led the company as an executive over the course of the last 13 years, brings institutional knowledge to the Board, especially in regard to our finances and strategy, and therefore should serve on our Board.

 David Cromwell has been a director of Higher One since 2001. Mr. Cromwell has been an adjunct professor of entrepreneurship at the Yale School of Management since 1996. Prior to that, he worked for 30 years in various positions at JPMorgan & Company in New York and London. From 2000 to 2009, Mr. Cromwell was chairman of the board and co-founder of CE University, Inc., an online provider of continuing education for insurance professionals. He helped found and serves as a faculty advisor to one of our early investors, Sachem Ventures, a student-run venture capital fund at the Yale School of Management. Mr. Cromwell has served as an advisor to numerous venture-backed and growth companies in Connecticut. Mr. Cromwell holds a BA in Economics from Ohio Wesleyan University and an MBA from New York University, Stern School of Business. We believe that Mr. Cromwell should serve on our Board as he brings to it substantial experience as an advisor to high-growth companies such as ours.

Stewart Gross has been a director of Higher One since 2008. Mr. Gross is a managing director and member of the investment committee of one of our investors, Lightyear Capital, a private equity firm. Prior to joining Lightyear Capital in 2005, Mr. Gross spent 17 years at Warburg Pincus, where he was a managing director and member of the executive management group. Mr. Gross is currently a director of Alegeus Technologies and Cetera Financial Group, a trustee of Boys & Girls Harbor and the chairman of Civic Capital Corporation, an affiliate of the NYC Investment Fund. Mr. Gross holds an AB in Government from Harvard University and an MBA from Columbia Business School. The knowledge and skills Mr. Gross has acquired as an investor in, and director of, public and private companies focused on financial services and financial technology makes him a valuable source with respect to regulatory and other issues specific to such companies, leading us to conclude that he should serve on our Board.

Directors Continuing in Office until the 2015 Annual Meeting of Stockholders

Miles Lasater is one of our founders and has been our chief operations officer since 2000. Since July 2012, he has also served as our president. He has served as chairman of our board since May 2012. Mr. Lasater serves on the boards of Yale-New Haven Hospital and SeeClickFix, Inc., a software-as-a-service company that provides a platform for governments and citizens to interact. Mr. Lasater has been a board member of the New Haven Port Authority and a member of Yale University's Advisory Committee on Investor Responsibility. He was a founding officer and board member of the Yale Entrepreneurial Society and has been a board member of the Yale Entrepreneurial Institute since 2008. Both are organizations at Yale University that promote entrepreneurship among Yale students, faculty and alumni. Mr. Lasater holds a BA in computer science from Yale University. Having served as our chief operations officer over the past 13 years and now also as president and chairman, Mr. Lasater is involved with every aspect of our business, including our marketing strategies and operations, and therefore we believe should serve on our Board.

Robert Hartheimer has been a director of Higher One since his appointment in January 2012. Mr. Hartheimer is the founder and CEO of Hartheimer LLC, based in Washington, D.C., which provides senior-level consulting services to banks, investment firms and financial services companies on financial, regulatory, strategic and governance matters.  From 2002 to 2008, Mr. Hartheimer was a Managing Director at Promontory Financial Group, a preeminent regulatory consulting firm.  In 1991, Mr. Hartheimer joined the Federal Deposit Insurance Corporation, where he and a small team created the Division of Resolutions to analyze and sell failed banks.  He went on to serve as the director of that division.  Mr. Hartheimer's other past positions include senior roles at investment banks, including Merrill Lynch, Smith Barney and Friedman Billings Ramsey.  Mr. Hartheimer currently serves as a director of Sterling Financial Corporation and Sterling Bank and was previously a director of E*Trade Bank, E*Trade Savings Bank and United Medical Bank.  Mr. Hartheimer received a Bachelor's degree from Hamilton College and a Master's of Business Administration from The Wharton School of the University of Pennsylvania.  We believe that Mr. Hartheimer should serve on our board because he brings to it his extensive experience in the financial services industry, the bank regulatory community and investment banking.

        Patrick McFadden has been a director of Higher One since 2008. From 1987 to 2010, Mr. McFadden was the non-executive chairman and director of UIL Holdings Corporation and the United Illuminating Company, a regional utility company. Mr. McFadden has also been a director of Godspeed Opera in Haddam, Connecticut since 2007 and a director and the vice-chairman of the Yale-New Haven Health Services Corporation since 1984. Mr. McFadden is also a director of Connecticut River Museum in Essex, Connecticut. Previously, Mr. McFadden served as a director of Citizen's Bank of Connecticut in New Haven and the South Central Connecticut Regional Water Authority. Mr. McFadden has also held executive positions at the Bank of New Haven, which was sold to Citizens Bank of Connecticut, the Connecticut National Bank and First National Bank. Mr. McFadden holds a BS in management from the University of Notre Dame and a graduate degree from the Stonier Graduate School of Banking. We believe that Mr. McFadden should serve on our Board due to the experience in executive management, corporate governance and risk management he has acquired through his service as an executive at numerous financial institutions and as the chairman of a public company.

Executive Officers

The following is biographical information for our executive officers not discussed above.

Name	Age	Title
Casey McGuane	38	Chief Service Officer
Robert Reach	56	Chief Sales Officer
Christopher Wolf	51	Chief Financial Officer

    Casey McGuane has been our chief service officer since January 2009. From 2005 to 2008, Mr. McGuane was our senior vice president of client operations and, from 2000 to 2005, he was our vice president of client operations. Prior to joining Higher One in 2000, Mr. McGuane was a business manager for SPS, Inc., where he managed sales and operations in his region for commercial contracting projects. Since July 2009, Mr. McGuane has served as a director of the Connecticut Association of Human Services, a not-for-profit organization in Hartford, Connecticut, and has served as vice president of the board since 2012. Mr. McGuane holds a BA in psychology from the University of Rhode Island.

        Robert Reach has been our chief sales officer since 2009 and our vice president of sales from 2004 to 2009. From 1985 to 1990, Mr. Reach was the branch manager and national sales manager in the Financial Services Group for CompuServe and, from 1990 to 1995, he was the national sales manager in Lotus Development Corporations' One Source division. He also served as the vice president of sales for Metatec Corporation from 1995 to 1997. Additionally, from 2000 to 2001, Mr. Reach served as director of partner relations for HNC Software, an industry leader in credit card fraud prevention and analytic software. Mr. Reach holds a BA in English from Franklin and Marshall College.

Christopher Wolf serves as our chief financial officer. He was appointed to this position by our Board on February 15, 2013, effective March 5, 2013.  From 2007 to 2011, Mr. Wolf served as executive vice president and chief financial officer of publicly-traded Acxiom Corporation, where he had full responsibility for leadership of the corporate finance organization of this multinational marketing services and information management company. From 2011 to 2012, he served as executive vice president and chief financial officer of First Advantage Background Services, a privately held talent acquisition enterprise. Over the last two decades, he has held executive and senior advisory positions with Catalina Marketing Corporation and Boulder Brands Inc., among other companies. Mr. Wolf holds a BS in Accounting from Florida State University and a Master of Accounting degree from the University of North Carolina.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of March 28, 2013 (unless otherwise indicated) regarding the beneficial ownership of our common stock by:

•	each person or group who is known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our current directors and each director nominee; and

•	all of our current executive officers, directors and each director nominee as a group.

"Beneficial ownership" for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. The information does not necessarily indicate beneficial ownership for any other purpose, including economic interest. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. For purposes of the calculations in the table below, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person which may be exercised within 60 days after March 28, 2013. For purposes of calculating each person's percentage ownership, shares of common stock issuable pursuant to stock options exercisable within 60 days after March 28, 2013 are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

                Applicable percentage ownership is based on 46,429,297 shares of common stock outstanding on March 28, 2013.

	Shares of Common Stock Beneficially Owned as of March 28, 2013
Name and Address of Beneficial Owner(1)	Number(2)		Percentage
5% Stockholders
Lightyear Capital	8,797,846	(3)	18.9%
Brave Warrior Capital, Inc.	6,892,222	(4)	14.8%
Wellington Management Company, LLP	4,856,344	(5)	10.5%
Wasatch Advisors, Inc.	3,959,164	(6)	8.5%
Club Circle Partners	2,788,624	(7)	6.0
Named Executive Officers and Directors
Mark Volchek	2,617,243	(8)	5.6%
Miles Lasater	2,294,738	(9)	4.9%
Casey McGuane	332,253	(10)	*
Robert Reach	163,333	(11)	*
Christopher Wolf	50,000	(12)	*
Jeffrey Wallace	14,500	(13)	*
Paul Biddelman	99,481	(14)	*
David Cromwell	133,754	(15)	*
Stewart Gross	40,681	(16)	*
Robert Hartheimer	29,847	(17)	*
Dean Hatton	281,471	(18)
Patrick McFadden	168,844	(19)	*
Charles Moran	283,681	(20)	*
All current executive officers and directors as a group (12 persons)	6,495,326	(8)(9)(10)	13.3%
		(11)(12)(14) (15)(16)(17) (18)(19)(20)

*	Less than one percent (1%)

(1)
The addresses for the listed beneficial owners are as follows: for Lightyear Capital, 9 West 57th Street, 31st Floor, New York, New York 10019; for Brave Warrior Capital, Inc., 12 East 49th Street, New York, NY 10017; for Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210; for Wasatch Advisors, Inc., 150 Social Hall Avenue, Salt Lake City, UT 84111; for Club Circle Partners, 780 N. Water Street, Milwaukee, Wisconsin 53202; and for each director and executive officer, c/o Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511.

(2)	Includes options held by each shareholder, if any, that are currently exercisable or will become exercisable within 60 days of March 28, 2013.
(3)
Includes 8,767,846 shares of common stock and 30,000 options to purchase common stock exercisable within 60 days of March 28, 2013 of which the following entities may be deemed in the aggregate, to possess the sole power to direct the voting and disposition: Lightyear Fund II, L.P. ("Lightyear Fund II"), (ii) Lightyear Co-Invest Partnership II, L.P. ("Lightyear Co-Invest II"), (iii) Lightyear Fund II GP, L.P., the sole general partner of Lightyear Fund II, (iv) Lightyear Fund II GP Holdings, LLC, the general partner of Lightyear Fund II GP, L.P. and Lightyear Co-Invest II, (v) Marron & Associates, LLC, the managing member of Lightyear Fund II GP Holdings, LLC, (vi) Chestnut Venture Holdings, LLC, the sole member of Marron & Associates, LLC, and (vii) Mr. Donald B. Marron, as the managing member of Chestnut Venture Holdings, LLC and through his control over additional entities. Each of Mr. Donald B. Marron and the entities named above disclaims beneficial ownership of the shares and options described above except to the extent of their respective pecuniary interest in such securities.

(4)
Reference is hereby made to the Schedule 13G filed by Brave Warrior Advisors, LLC on February 14, 2013 for information about the number of shares held by such reporting person and the nature of its beneficial ownership. Brave Warrior Advisors, LLC's beneficial ownership percentage was calculated using the total number of shares of common stock outstanding as of March 28, 2013.

(5)
Reference is hereby made to the Schedule 13G filed by Wellington Management Company, LLP  filed on March 11, 2013 for information about the number of shares held by such reporting person and the nature of its beneficial ownership. Wellington Management Company, LLP's beneficial ownership percentage was calculated using the total number of shares of common stock outstanding as of March 28, 2013.

(6)
Reference is hereby made to the Schedule 13G filed by Wasatch Advisors, Inc. filed on February 14, 2013 for information about the number of shares held by such reporting person and the nature of its beneficial ownership. Wasatch Advisors, Inc.'s beneficial ownership percentage was calculated using the total number of shares of common stock outstanding as of March 28, 2013.

(7)
Henry G. "Gus" Fuldner, a partner and the manager of Club Circle Partners, holds sole voting and dispositive power over the securities held by Club Circle Partners. Mr. Fuldner disclaims beneficial ownership of the securities held by Club Circle Partners, except to the extent of his pecuniary interest therein. Mr. Fuldner had observer rights on our board for part of 2012. Reference is hereby made to the Schedule 13G/A filed by Club Circle Partners on February 11, 2013 for information about the number of shares held by such reporting person and the nature of its beneficial ownership. Club Circle Partners' beneficial ownership percentage was calculated using the total number of shares of common stock outstanding as of March 28, 2013.

(8)	Includes 1,985,243 shares of common stock and 632,000 options to purchase common stock exercisable within 60 days after March 28, 2013.
(9)
Includes 1,116,064 shares of common stock held by Miles Lasater, 154,674 shares of common stock held by the Miles Hanson Lasater 2009 GRAT, 196,000 shares of common stock held by the Miles Lasater 2012 Spray Trust, 196,000 shares of common stock held by the Glyn Elizabeth Lasater 2012 Spray Trust and 632,000 options to purchase common stock exercisable within 60 days after March 28, 2013 held by Miles Lasater. Miles Lasater is married to Glyn Elizabeth Lasater, who is the trustee of the Miles Hanson Lasater 2009 GRAT. Mr. Lasater may be deemed to be the beneficial owner of shares owned by the Miles Hanson Lasater 2009 GRAT, the Miles Lasater 2012 Spray Trust and the Glyn Elizabeth Lasater 2012 Spray Trust. Mr. Lasater disclaims beneficial ownership of any securities owned by the Miles Hanson Lasater 2009 GRAT, the Miles Lasater 2012 Spray Trust and the Glyn Elizabeth Lasater 2012 Spray Trust, except to the extent of his pecuniary interest therein.

(10)	Includes 30,878 shares of common stock and 301,375 options to purchase common stock exercisable within 60 days after March 28, 2013.
(11)	Includes 2,279 shares of common stock and 161,054 options to purchase common stock exercisable within 60 days after March 28, 2013.
(12)	Consists of 50,000 shares of restricted stock that were awarded to Mr. Wolf on March 8, 2013.
(13)	Consists of 14,500 options to purchase common stock exercisable within 60 days after March 28, 2013.
(14)
Includes 94,491 options to purchase common stock exercisable within 60 days after March 28, 2013 and 4,990 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause.

(15)
Includes 34,273 shares of common stock held by Hillhouse Advisors, Inc., 28,800 options to purchase common stock exercisable within 60 days after March 28, 2013 held by Sachem Ventures, LLC, 65,691 options to purchase common stock exercisable within 60 days after March 20, 2012 held by David Cromwell and 4,990 restricted stock units held by David Cromwell, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause. David Cromwell is the president of Hillhouse Advisors, Inc., which is the Managing Member of Sachem Ventures, LLC, and Mr. Cromwell controls the voting of shares held by Sachem Ventures, LLC. and by Hillhouse Advisors, Inc.  Mr. Cromwell may be deemed to be the beneficial owner of shares owned by Sachem Ventures, LLC. and Hillhouse Advisors, Inc.. Mr. Cromwell disclaims beneficial ownership of any securities owned by Sachem Ventures, LLC and Hillhouse Advisors, Inc.

(16)
Includes 35,691 options to purchase common stock exercisable within 60 days after March 28, 2013 and 4,990 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause. Mr. Gross is a managing director and member of the investment committee of Lightyear Capital.  Mr. Gross does not have voting or dispositive power over shares referenced in the table above for Lightyear Capital and, as a result, Mr. Gross's beneficial ownership in the table above does not reflect these shares.

(17)
Includes 24,857 options to purchase common stock exercisable within 60 days after March 28, 2013 and 4,990 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause.

(18)
Includes 50,000 shares of common stock held by Dean Hatton, 215,790 shares of common stock held by the 2012 Irrevocable Trust of Dean Hatton, 10,691 options to purchase common stock exercisable within 60 days after March 28, 2013 and 4,990 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause.

(19)
Includes 163,854 options to purchase common stock exercisable within 60 days after March 28, 2013 and 4,990 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause.

(20)
Includes 142,998 shares of common stock, 135,693 options to purchase common stock exercisable within 60 days after March 28, 2013 and 4,990 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock, to file initial reports of beneficial ownership of our stock and reports of changes in beneficial ownership of our stock with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon a review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that during the year ended December 31, 2012 all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with on a timely basis except as follows: Robert Hartheimer filed a late Form 3; Dean Hatton filed two late Form 4s representing three transactions.

Committees of the Board of Directors

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include an audit committee, a compensation committee and a nominating and corporate governance committee. The Board may also establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of incorporation and bylaws.

Audit Committee

The audit committee of our Board, which consists of Messrs. McFadden (chair), Biddelman and Hartheimer, assists our Board in overseeing the preparation of our financial statements, the independent registered public accounting firm's qualifications and independence, the performance of our internal audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. Each of the members of the audit committee qualifies as an "audit committee financial expert" as such term is defined in the regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Mr. Moran served on the audit committee prior to Mr. Hartheimer's election to our Board. All of the members of the audit committee are independent, as determined in accordance with the rules of the New York Stock Exchange and any relevant federal securities laws and regulations. From August 2, 2011 to February 15, 2012, Mr. Moran was also a member of the audit committee. A copy of the audit committee charter is available on the Company's website at http://ir.higherone.com/.

Compensation Committee

The compensation committee of our Board consists of Messrs. Biddelman (chair) and Cromwell and McFadden. All of the members of the compensation committee are independent, as determined in accordance with the rules of the New York Stock Exchange and any relevant federal securities laws and regulations. The compensation committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, equity-based or other compensation plans, policies and programs. The compensation committee reviewed the Compensation Discussion and Analysis and recommended its inclusion in our annual report on Form 10-K and proxy statement. A copy of the compensation committee charter is available on the Company's website at http://ir.higherone.com/.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Messrs. Gross (chair), Cromwell and Moran. All of the members of the nominating and corporate governance committee are independent, as determined in accordance with the rules of the New York Stock Exchange and any relevant federal securities laws and regulations. Copies of the nominating and corporate governance committee charter and the Company's corporate governance guidelines are available on the Company's website at http://ir.higherone.com/.

The nominating and corporate governance committee assists our Board in implementing sound corporate governance principles and practices. Our nominating and corporate governance committee identifies individuals qualified to become board members and recommends to our Board the director nominees for the next annual meeting of shareholders. It also reviews the qualifications and independence of the members of our Board and its various committees on a regular basis and makes any recommendations the committee members may deem appropriate from time to time concerning any recommended changes in the composition of our Board.

We have no formal policy regarding Board diversity. Our nominating and corporate governance committee and Board may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity. Our nominating and corporate governance committee's and Board's priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and the person's strength of character and judgment, professional and personal experiences and expertise relevant to our growth strategy.

The nominating and corporate governance committee reviews the qualifications of any candidate recommended by shareholders of the Company when seeking to fill positions on the Board. As a shareholder, you may recommend a person for consideration as a nominee for director by writing to the nominating and corporate governance committee of the Board, c/o Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511, Attention: General Counsel and Secretary. Recommendations must include the name and address of the shareholder making the recommendation, a representation setting forth the number of shares of our common stock beneficially owned by the recommending shareholder, a statement from the recommended nominee that expresses his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the nominating and corporate governance committee in evaluating the recommended nominee and a description of all arrangements or understandings between the recommending shareholder and each nominee and any other person concerning the nomination. The evaluation process for nominees recommended by stockholders is the same as for candidates recommended by any other source.

Board Leadership Structure

The Company is focused on its corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. Our commitment to independent oversight is demonstrated by the fact that a majority of our directors is independent. Mr. Lasater, president, chief operations officer and a co-founder of the Company, currently serves as chairman of the Board. The Board believes that this leadership structure is appropriate given that the size of the Board permits regular communication among all of the independent directors, and between the independent directors and the Company's senior management. The Company also has a lead independent director, Mr. Gross, who acts as the principal interface between the Company's independent directors and senior management and presides over meetings of non-management and independent directors, or meetings held in executive session. Our Board believes that the current Board leadership structure is best for the Company and its stockholders at this time.

Role of the Board of Directors in Risk Oversight

The primary function of our Board is oversight, which includes defining and enforcing standards of accountability that enable senior management to execute their responsibilities fully and in the interests of stockholders. Consistent with that function, the following are the primary responsibilities of the Board: reviewing the Company's strategic plans and objectives, including, among other considerations, the principal risk exposures of the Company; evaluating the performance of the Company and its senior management, which includes (i) overseeing the conduct of the Company's business to evaluate whether it is being effectively managed, and (ii) selecting, regularly evaluating and planning for the succession of the chief executive officer, president and other members of senior management as the Board deems appropriate, including fixing the compensation of such individuals; providing advice and counsel to the chief executive officer, president and other senior management of the Company; overseeing compliance by the Company with applicable laws and regulations; monitoring the Company's accounting and financial reporting practices and reviewing the Company's financial and other controls; and overseeing management with a goal of ensuring that the assets of the Company are safeguarded through the maintenance of appropriate accounting, financial and other controls.

The audit committee, which is comprised solely of independent directors, assists the Board in fulfilling its oversight responsibilities relating to (i) the integrity of the Company's financial statements internal control system (including the implementation and effectiveness of internal control over financial reporting); (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements; (v) the implementation and effectiveness of the Company's disclosure controls and procedures; (vi) the evaluation of enterprise risk issues; and (vii) the fulfillment of the other responsibilities set out in the audit committee's charter.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements included within the annual report on Form 10-K with management. The audit committee has discussed with our independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61 as amended. The audit committee has received the written disclosures and the letter from our independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence. Based on the foregoing review and discussion, the audit committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for fiscal year 2012.

Patrick McFadden
Paul Biddelman
Robert Hartheimer

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met fifteen (15) times during the last fiscal year, and the non-management and independent directors met in executive session six (6) times. The audit committee of the Board met six (6) times; the compensation committee of the Board met seven (7) times; and the nominating and corporate governance committee of the Board met three (3) times during the last fiscal year. During 2012, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served.

We encourage all of our directors and nominees for director to attend our Annual Meeting.  Seven (7) of our directors attended last year's Annual Meeting held on May 14, 2012.

Code of Ethics

We have adopted a written code of ethics, which we refer to as our Code of Business Conduct, that applies to directors, executive officers and all employees of the Company, including our principal executive officer and principal financial officer. The Code of Business Conduct is posted on our website at http://ir.higherone.com. Any updates or amendments to the Code of Business Conduct, and any waiver that applies to a director or executive officer, will also be posted on the website.

Stockholder and Interested Party Communications with the Board of Directors

Should stockholders or other interested parties wish to communicate with the Board or any specified individual directors, such correspondence should be sent to Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511, Attention: General Counsel and Secretary. The Company's General Counsel and Secretary will forward the communication to the Board members.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The audit committee of our Board has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and is seeking ratification of such selection by our stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since the fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees paid or accrued for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for fiscal years 2012 and 2011 and the aggregate fees paid or accrued for audit-related services and all other services rendered by PricewaterhouseCoopers LLP for fiscal years 2012 and 2011 (in thousands of dollars).

	Fiscal Year 2012	Fiscal Year 2011
Audit fees	$769	$879
Audit-related fees	398	38
Tax fees	92	102
All other fees	2	2
Total	$1,261	$1,021

The category of "Audit fees" includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the SEC.

The category of "Audit-related fees" includes compliance audits, internal control evaluations and services associated with acquired businesses.

The category of "Tax fees" includes fees for tax compliance, tax advice and tax planning services.

The category of "All other fees" includes the licensing of accounting and finance research technology owned by PricewaterhouseCoopers LLP.

All above audit services, audit-related services and tax services were pre-approved by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The audit committee's outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by our "named executive officers," who consist of each person who served as our principal executive officer and principal financial officer during fiscal year 2012, and the three other most highly compensated executive officers at the end of fiscal year 2012. For fiscal year 2012, our named executive officers were:

•	Dean Hatton, President and Chief Executive Officer until June 30, 2012

•	Mark Volchek, Chief Financial Officer until June 30, 2012 and thereafter Chief Executive Officer

•	Miles Lasater, Chief Operations Officer until June 30, 2012 and thereafter President and Chief Operations Officer

•	Casey McGuane, Chief Service Officer

•	Robert Reach, Chief Sales Officer

•	Jeffrey Wallace, Vice President, Finance(1)

(1)
Mr. Wallace is not considered part of our executive team; however, he may be deemed to have served as principal financial officer for part of fiscal year 2012 and is therefore being included in this Compensation Discussion and Analysis. Mr. Wallace's compensation for fiscal year 2012 was set by Mr. Volchek and not the compensation committee.

Although 2012 was a challenging year with numerous headwinds, including lower student enrollment than expected, difficult news cycles about the industry and regulatory uncertainty, we managed to make meaningful progress toward positioning the Company for future growth by further developing our consumer brand, increasing and enhancing our product offerings and diversifying into new lines of business. For fiscal year 2012:

•	Total revenue was approximately $197.7 million, representing three-year compounded annual growth of approximately 37%;

•	Net income was approximately $36.9 million, representing three-year compounded annual growth of approximately 37%;

•	Adjusted EBITDA was approximately $68.3 million, representing three-year compounded annual growth of approximately 31%; and

•	Adjusted net income was approximately $38.8 million, representing three-year compounded annual growth of approximately 29%.

Please refer to the Company's annual report on Form 10-K (Management Discussion and Analysis—Supplemental Non-GAAP Financial and Operating Information) for definitions of EBITDA and adjusted EBITDA (each of which are non-GAAP measures) and their reconciliations to net income.

In addition, as of December 31, 2012, the number of OneAccounts had increased by a compounded annual growth rate of 26% compared to December 31, 2009.  We also maintained 100% client retention on our OneDisburse® service.

We expect our growth to continue in the future and that our strategy will continue to offer significant opportunity for expansion. Key elements of our growth strategy include:

•	Expanding the number of contracted higher education institutions;

•	Increasing OneAccount adoption and usage rates;

•	Cross-selling our products to existing clients to increase the number of institutions using each product;

•	Enhancing our products and services to create new sources of revenue; and

•	Pursuing strategic partnerships and opportunistic acquisitions.

When designing our executive compensation program each year, we strive to implement good corporate governance practices and align executive interests with those of our shareholders. Our compensation program in fiscal 2012 reflects our belief that executive compensation should be incentive-driven, and thus contains a mix of short-term and long-term incentives to appropriately motivate our executives. Consistent with our "pay-for-performance" philosophy, we also believe that a portion of executive pay should be performance-based. Our executive compensation practices reflect this philosophy in the following ways:

•
Our short-term annual cash bonus plan is based on individual and Company performance. If actual performance does not meet the threshold specified for each performance measure, no amount will be earned in respect of such measure.

•
Our long-term equity plan allows us to grant a variety of incentive awards, including options, stock appreciation rights, restricted stock, restricted stock units and other stock awards.  Options granted to our executives generally vest over a five-year period to ensure that our executives are appropriately incentivized to create stockholder value.

•	Our compensation committee recently made grants of performance-based options to our named executive officers, which may only be earned if certain performance targets are met.

•
We do not maintain severance or change in control agreements with our executive officers, and the change in control provisions under our 2010 Equity Incentive Plan which provide for accelerated vesting of equity awards are currently double-trigger.

•	Our named executive officers are not entitled to any executive perquisites, tax gross-up payments or supplemental pensions.

Compensation Philosophy and Objectives

Our compensation philosophy, objectives and structures have been very much informed by the history of our Company. Messrs. Volchek and Lasater are founders of the Company and Mr. Hatton served as president and chief executive officer from 2002 until his retirement in June 2012. Our compensation program reflects the fact that our named executive officers have long operated as a team with the shared goal of strengthening and expanding the Company. It also reflects the fact that our named executive officers have been deeply involved in all aspects of our business and work together with the Company's employees at every level. Our compensation philosophy is to provide a base salary that is competitive among comparable growth companies but to focus primarily on rewarding positive performance that encourages our named executive officers to grow the Company. As a result, our executive compensation program emphasizes incentive compensation over guaranteed base salaries. We have offered a mix of short-term and long-term incentives consisting of cash bonuses, stock options and restricted stock in order to motivate achievement of the Company's annual business plan and creation of long-term stockholder value. Our named executive officers earn an annual cash bonus based on Company performance. They also receive equity awards along with other key employees. Our named executive officers have received no benefits or perquisites in addition to those offered to all employees of the Company. We believe that our compensation program should remain focused on the essentials necessary to retain and reward our experienced named executive officers and to attract others to the Company as needed.

We held an advisory vote on our executive compensation program (commonly referred to as the "say on pay" vote) at our annual meeting held on May 18, 2011, as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Our 2011 say on pay proposal received substantial majority support from stockholders. We interpret this stockholder support as an acknowledgment that our executive compensation program and practices are reasonable and well-aligned with stockholder expectations and, taking such support into consideration, maintained our compensation structure in 2012. At our 2011 annual meeting, our stockholders also voted in favor of the proposal to hold say on pay votes every three years and the Board adopted the proposal. The next non-binding, advisory vote by stockholders on our executive compensation will be held at our annual meeting in 2014. In the future, we will continue to consider the outcome of our triennial say on pay votes when making compensation decisions regarding our named executive officers.

Role of the Compensation Committee

The compensation committee has the responsibility of evaluating, reviewing and approving the compensation plans, policies and programs of the Company, and ensuring that such plans, policies and programs provide appropriate incentives to recruit, motivate and retain employees.

The compensation committee meets from December through February in order to review the compensation from the prior year and set its compensation policy for the coming year. During these meetings, the compensation committee reviews and approves the compensation of named executive officers, including base salary, annual incentive bonus and equity compensation.

During this period, the committee confers with our chief executive officer to establish annual goals for him and the other named executive officers. The chief executive officer discusses the specific accomplishments of the management team during the prior year, as well as the team's business development plans for the upcoming year, which the committee uses to help it set the annual targets for the named executive officers' bonus opportunities. The chief executive officer also provides relevant information to the committee regarding specific challenges or opportunities facing the management team in the upcoming year, such as changes in the Company's business development plan, anticipated hiring of new employees and retention of current employees, and exploration of new avenues of business growth. The committee also obtains self-evaluations from the non-CEO named executive officers. The committee meets in executive session without the presence of the named executive officers in order to evaluate the officers' performance with respect to the goals set by the committee, market compensation data, and our performance and shareholder return during the year.

In preparation for the Company's initial public offering, the compensation committee engaged Steven Hall & Partners as its independent compensation consultant in January 2010. Steven Hall & Partners assisted the committee in examining our compensation levels and structures in the context of other similar public companies and in designing programs that would properly compensate and motivate the executive team in light of the Company's changed circumstances. The compensation committee has continued to work with Steven Hall & Partners in benchmarking executive and director compensation and setting compensation levels.

Steven Hall & Partners does not have any relationship or arrangement with the Company other than its engagement as a consultant to the compensation committee.

Compensation Benchmarking and Peer Group

As part of its engagement in 2010, the compensation committee directed Steven Hall & Partners to develop a comparative group of companies and to perform analyses of executive compensation levels and designs in that group. The comparative information provided by Steven Hall & Partners was obtained from publicly filed reports of each company in the comparative peer group, as well as from nationally recognized compensation surveys.

The committee has reviewed the peer group annually. For 2012 compensation, the compensation committee asked Steven Hall & Partners to again perform a benchmarking study. The comparative information provided by Steven Hall & Partners was obtained from publicly filed reports of each company in the comparative peer group, as well as from nationally recognized compensation surveys. The study benchmarked compensation against a new peer group. The process utilized by Steven Hall & Partners in developing a new peer group included the following: identification of companies in the business services, financial transaction and/or technology industries; review of potential peers within the Company's SIC code; review of companies in the identified industries and SIC codes that recently went public; and "peers of peers" analysis. These potential peers were then narrowed down based upon business description and through a review of 1-, 3- and 5- year revenue growth, adjusted EBITDA, net income and market cap. The new peer group consisted of the following thirteen companies:

•Blackbaud, Inc. •Blackboard, Inc. (acquired in October 2011) •Bottomline Technologies, Inc. •Cardtronics, Inc.	•Ebix, Inc. •Financial Engines, Inc. •FleetCor Technologies, Inc. •Green Dot Corporation	•Heartland Payment Systems, Inc. •Moneygram International, Inc. •Netspend Holdings, Inc. •TNS, Inc. •WEX, Inc.

The compensation committee discussed the report with Steven Hall & Partners and used the data therein to aid it in setting 2012 compensation. The peer group going forward is subject to alteration and, in fact, has changed with respect to executive considerations for 2013 executive compensation.

Elements of Compensation

    Our executive compensation program for 2012, as set by the compensation committee, consisted of the following components:

•	Base salary;

•	Annual cash incentive awards linked to Company performance;

•	Long-term equity-based compensation in the form of stock options; and

•	Company-wide employee welfare and retirement benefits.

Base Salary

We pay an annual base salary to our named executive officers in order to provide them with a fixed rate of cash compensation during the year. The compensation committee historically has conducted an annual review of each named executive officer's salary, and considered whether the amount of that salary is appropriate. For 2010, the committee determined the named executive officers' base salaries primarily by reviewing the comparable data presented in Steven Hall & Partners' report and discussing such data with Steven Hall & Partners. The committee has also considered each executive's responsibilities, prior performance and other discretionary factors, such as the executive's business planning and development, identification of areas for Company growth, management style and effectiveness, ability to motivate and set appropriate goals for the Company's workforce, ability to cultivate and retain a productive workforce, and ability to work effectively with outside professionals and consultants.

Steven Hall & Partners' peer group data from its 2010 report indicated that the overall cash and equity compensation paid to our named executive officers prior to the Company's initial public offering was, on average, less than that paid by the peer group companies, and our named executive officers received a much lower percentage of their total compensation as base salary. Accordingly, in fiscal year 2010, our named executive officers' base salaries were increased to levels that were more in line with market practices in our peer group. For fiscal year 2011, the compensation committee determined that a modest upward adjustment should be made to recognize the Company's growth and achievement and that such adjustment remained supportable given the committee's inclusion of three new comparable companies to its peer group. Accordingly, Mr. Hatton's salary increased from $375,000 to $390,000; Mr. Volchek's salary increased from $275,000 to $290,000; Mr. Lasater's salary increased from $275,000 to $290,000; Mr. McGuane's salary increased from $200,000 to $210,000; and Mr. Reach's salary increased from $200,000 to $210,000.

Steven Hall & Partners' peer group data from its 2011 report indicated that our named executive officers other than Mr. Hatton remained undercompensated relative to the peer group in its updated study. At its December 2011 meeting, the committee therefore recommended that for fiscal year 2012 Messrs. Volchek and Lasater earn a base salary of $350,000 each and Messrs. McGuane and Reach earn a base salary of $275,000 each.  Mr. Wallace is not considered part of our executive team and his base salary for 2012 of $140,000 was therefore set by Mr. Volchek.

Annual Bonus

We pay our named executive officers an annual bonus as an incentive to achieve the short-term goals of the Company as reflected in its annual business plan. All of our named executive officers, except Mr. Wallace, are eligible to receive an annual cash bonus based on the achievement of certain pre-determined targets set by the compensation committee, which, in addition to its own analysis, utilizes Steven Hall & Partners' peer group data.

At its meetings in January and February 2012, the compensation committee established the following individual targets and maximum bonus opportunities as a percent of base salaries:

	Target	Maximum Opportunity
Mark Volchek	100%	200%
Miles Lasater	100%	200%
Casey McGuane	50%	100%
Robert Reach(1)	15%	25%

(1)	As in previous years, Mr. Reach received commissions for sales of the OneDisburse® and CASHNet® modules during 2012.

The measures, targets and weightings were set under the Short Term Incentive Plan as follows:

Performance Criteria	Weighting	Threshold	Target
Revenues	25%	$208 million	$215 million
Adjusted EPS(1)	50%	$0.874	$0.90
Management Objectives(2)	25%	(2)	(2)

(1)
Adjusted EPS is computed by dividing the Company's adjusted net income by the Company's weighted average shares outstanding for the period. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. For example, during the year ended December 31, 2012, the Company defined adjusted net income as net income, adjusted to eliminate (a) stock-based compensation expense related to incentive stock option grants and (b) after giving effect to tax adjustments, stock-based compensation expense related to non-qualified stock option grants, merger and acquisition charges related to our acquisition of the Campus Labs business in 2012 and amortization expenses related to intangible assets and financing costs. Adjusted EPS should not be considered as an alternative to diluted earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP. The Company's adjusted EPS may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such a measure in the same manner as we do. You are encouraged to evaluate our adjustments and the reasons the Company considers them appropriate.

(2)
The 2012 management objectives included (i) more revenue per signed student enrollment; (ii) increasing the number of OneAccount Premier accounts; (iii) increasing new OneDisburse SSE; (iv) signing and implementing more bank partners; (v) more employee satisfaction; and (vi) more overhead efficiency.

For each performance measure, if actual performance did not meet the threshold for such performance measure, no amount was earned in respect of such measure. To the extent actual performance exceeded the threshold, the portion of the target bonus attributable to such performance measure (based upon the weighting given to such measure) was determined by interpolation between threshold and target levels and target and maximum levels, respectively. The final individual bonuses were subject to adjustment at the discretion of the compensation committee.

The compensation committee, during its meetings in January and February 2013, determined that each of the named executive officers, except Mr. Wallace, earned a bonus equal to approximately 8% of the target bonus amounts based on achievement of certain performance measures. The low bonus result was due to the fact that the Company failed to achieve the threshold performance in all categories of performance measures except adding and implementing additional bank partners. The compensation committee determined, however, that in light of the accomplishments of our named executive officers in overcoming significant unanticipated business issues during 2012, including increased regulatory scrutiny and proceedings, difficult political and publicity related developments, challenging bank transitions, a significant acquisition and key management vacancies, provision of a discretionary bonus outside of the short term incentive plan was warranted. The committee approved for each named executive officer, except Mr. Wallace, a discretionary bonus in an amount equal to 50% of his target bonus amount, net of the award made pursuant to the terms of the Company's Short Term Incentive Plan. The compensation committee further determined that the bonus awards for the named executive officers be paid predominantly in the form of stock. The committee decided that the discretionary portion of the bonus awards be comprised of 40% cash to be paid in the ordinary course together with the non-discretionary cash bonuses and 60% in restricted shares of common stock which would be granted on the first Friday following the Company's release of its 2012 earnings (with the number of shares being valued based on the average of the previous day's high and low trading prices, in accordance with the Company's 2010 Equity Incentive Plan) and which would become fully vested on January 1, 2014, subject to each executive's continued employment. The value of the 2012 bonus awards for each named executive officer, excluding Mr. Wallace, was therefore as follows:

	Cash	Stock	Total
Mark Volchek	$87,500	$87,500	$175,000
Miles Lasater	$87,500	$87,500	$175,000
Casey McGuane	$34,375	$34,375	$68,750
Robert Reach	$10,312	$10,312	$20,625

The cash portions were paid on February 20, 2013, and the shares of restricted stock were granted on February 15, 2013 in the following amounts: Messrs. Volchek and Lasater each received 8,317 shares of restricted stock; Mr. McGuane received 3,268 shares of restricted stock; and Mr. Reach received 980 shares of restricted stock. These shares of restricted stock were granted under the Company's 2010 Equity Incentive Plan. The non-discretionary portions of the 2012 bonuses were paid under the Company's Short Term Incentive Plan.  For fiscal year 2012, Mr. Wallace earned a cash bonus of $22,500, which amount was based on his individual performance for the year and was determined by Mr. Volchek in consultation with the Company's Human Resources department.

Equity-Based Compensation

Our compensation committee believes that equity-based compensation is an important component of our executive compensation program, based on its own analysis and the study provided by Steven Hall & Partners, and that providing equity-based awards to our named executive officers aligns the incentives of our executives with the long-term interests of our shareholders and with our long-term corporate success and provides our executives with a powerful retention incentive.

Generally, each named executive officer has received a stock option grant when he joined the Company, and has then received periodic awards thereafter in the discretion of the compensation committee and Board. Until 2010, awards were made under the 2000 Stock Option Plan with varying vesting schedules ranging from one to five years, as set out in the respective stock option agreements. Stock option grants have typically been split between incentive stock options (within the meaning of Section 422 of the Code) and nonqualified stock options.

The 2000 Stock Option Plan terminated by its terms in April 2010. The Company adopted the 2010 Equity Incentive Plan on March 26, 2010. Since the Company's initial public offering, it has been the practice of the compensation committee to make annual equity grants at its first meeting following the release of the Company's year-end financial results. Such annual grants have been approximately equal in value to the cash bonuses that were paid for the previous fiscal year. In accordance with this practice, in February 2012, the compensation committee made annual grants under the 2010 Equity Incentive Plan to each of our named executive officers except Mr. Hatton, who was scheduled to retire from his position as president and chief executive officer on or before June 30, 2012, and Mr. Wallace, who was not considered by the committee to be a member of the executive team. Messrs. Volchek and Lasater each received 38,000 stock options and Messrs. McGuane and Reach each received 18,500 stock options. The amount of each grant was determined according to the cash bonus that was paid to each named executive officer in respect of fiscal year 2011 and the value of the option in accordance with FASB ASC Topic 718, although the grants are considered part of the named executive officers' 2012 compensation. Separately, but on the same date, Mr. Wallace was granted 5,000 stock options in the same manner that certain other senior employees below the executive committee were granted options on such date. The stock options granted in February 2012 have an exercise price of $15.28, vest over five years beginning on the first anniversary of the grant date and have a term of ten years.

In February 2013, the compensation committee determined that in light of the fact that no significant equity grants have been made since 2008 and that the committee felt it an appropriate time to provide for the possibility of a meaningful equity participation on an earned basis, it would make a one-time special grant of options to be earned based on growth in the Company's earnings to the named executive officers, excluding Mr. Wallace, of an aggregate of 1,650,000 performance-based options, which number was approximately equal to 3% of the total shares of common stock that were outstanding at the time of the grant. Based on the committee's consultation with Steven Hall & Partners, the committee determined that an option grant of this design and size earned over three years was reasonable and an appropriate method for aligning the interests of shareholders and management. Such performance-based options were granted on February 15, 2013 and have an exercise price of $10.52. The performance-based options will vest in three equal annual installments and may be earned in each year starting at the end of 2014 based on the increase of adjusted EBITDA (as defined in the Company's annual report on Form 10-K) over the prior year, subject to the executive's continued employment. Each year's installment will be earned or forfeited based on the growth in adjusted EBITDA from the preceding year starting at the end of 2014.  The performance-based options also have a provision for a true up at the end of the third vesting period, which provides that the Committee will measure the average annual rate of growth for the three year period and apply that rate to the vesting schedule for all performance-based options.  If the resulting number of earned performance-based options is higher than the sum of the annually earned performance-based options, the higher number will be considered earned and vested. The performance-based option pool is divided among the named executive officers, excluding Mr. Wallace, as follows: Messrs. Volchek and Lasater: 525,000 each; Mr. McGuane: 300,000; and Messrs. Reach and Wolf: 150,000 each. A portion of the grants made to Messrs. Volchek, Lasater and McGuane are subject to our stockholders' approval of the Company's Amended and Restated 2010 Equity Incentive Plan (see Proposal Three below). In the event that the Amended and Restated 2010 Equity Incentive Plan is not approved by our stockholders, the grants of performance-based options to Mssrs. Volchek and Lasater will be reduced by 308,317 shares and the grant of such options to Mr. McGuane will be reduced by 78,268 shares. The performance-based option grants are not considered part of the named executive officers' 2012 compensation and will be disclosed in the Grant of Plan-Based Awards table in the proxy statement for our 2014 Annual Meeting.

Employment Arrangements

We do not have any employment agreements with our named executive officers. In connection with Chris Wolf's appointment as chief financial officer, the Company entered into an employment offer letter with him. Under the terms of the letter, Mr. Wolf will receive an annual base salary of $375,000 and a target bonus of $175,000 to be earned based on the achievement of annual performance targets to be established by the Compensation Committee of the Board. Additionally, on March 8, 2013, he was granted (i) 150,000 performance-based stock options, which options will vest in three equal annual installments and will be earned in each year starting at the end of 2014 based on the Company's growth in adjusted EBITDA (as defined in the Company's annual report on Form 10-K) over the prior year, as described above, and (ii) 50,000 shares of restricted stock, which shares will vest in equal annual installments over four years. Each award will be subject to Mr. Wolf's continued employment through the applicable vesting date.  Mr. Wolf also received a $10,000 relocation bonus.

Employee Welfare and Retirement Benefits

We provide the following benefits, among others, to our named executive officers on the same basis as all other eligible employees of the Company:

•	Health insurance;

•	Paid time off and paid holidays;

•	Life insurance;

•	Short-term and long-term disability insurance; and

•	401(k) plan with Company matching contributions of 4%.

We believe these benefits are generally consistent with those offered by our peer group companies.

Perquisites

Our named executive officers have received no benefits or perquisites in addition to those offered to all employees of the Company.

Severance and Change in Control Agreements

We do not have any severance or change in control agreements with our named executive officers.

Risk Assessment

In 2012, our compensation committee determined that none of our compensation policies and programs creates a risk that is reasonably likely to have a material adverse effect on the Company.

Policy on Code Section 162(m)

As a private company, prior to the consummation of our initial public offering we were not subject to the limits on deductibility of compensation set forth in Section 162(m) of the Code. Section 162(m) denies publicly-held companies a tax deduction for annual compensation in excess of $1 million paid to their chief executive officer or any of their three other most highly compensated executive officers (other than the chief financial officer) employed on the last day of a given year, unless their compensation is based on qualified performance criteria. Subject to certain transition rules that apply to companies that first become publicly held in connection with an initial public offering, to qualify for deductibility, these criteria must be established by a committee of independent directors and approved, as to their material terms, by that company's stockholders. With the exception of the discretionary bonuses paid in 2012, since our initial public offering, we have generally structured our bonus and equity-based incentive programs so that they would meet the requirements for performance-based compensation under Section 162(m), although they were not subject to such requirements by law. Approval of our Amended and Restated 2010 Equity Incentive Plan by our shareholders pursuant to Proposal Three will permit (but not require) the committee to grant equity awards that may qualify as performance-based compensation for purposes of Section 162(m) of the Code following the end of the Company's post-IPO transition period. However, our compensation committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests.

Summary Compensation Table

The following table sets forth the compensation paid to or earned during the fiscal years ended December 31, 2012, 2011 and 2010 by (i) each person who served as our principal executive officer during fiscal year 2012, (ii) our principal financial officer, and (iii) our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2012:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Dean Hatton	2012	$195,000		$—	$—	$—	$10,000	$205,000
President and Chief Executive Officer until June 30, 2012	2011 2010	390,000 375,000		— —	476,305 —	390,708 729,507	9,800 9,800	1,266,813 1,114,307

Mark Volchek	2012	350,000		58,333	275,995	29,167	10,000	723,495
Chief Financial Officer until June 30, 2012; Chief Executive Officer after June 30, 2012	2011 2010	290,000 275,000		— —	476,305 —	279,077 521,076	9,800 9,800	1,055,182 805,876

Miles Lasater	2012	350,000		58,333	275,995	29,167	10,000	723,495
Chief Operations Officer until June 30, 2012; President and Chief Operations Officer after June 30, 2012	2011 2010	290,000 275,000		— —	476,305	279,077 521,076	9,800 9,800	1,055,182 805,876

Casey McGuane	2012	275,000		22,917	134,366	11,458	10,000	453,741
Chief Service Officer	2011 2010	210,000 200,000		— —	238,152 —	133,957 250,117	9,800 9,800	591,909 459,917

Robert Reach	2012	474,214	(4)	6,875	134,366	3,437	10,000	628,892
Chief Sales Officer	2011 2010	499,740 470,842	(4) (4)	— —	238,152 __	33,489 62,529	9,800 9,800	781,181 543,171

Jeffrey Wallace	2012	140,000		22,500	37,671	—	5,767	205,938
Vice President, Finance

(1)
The amounts in this column reflect aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of option awards granted to our named executive officers. For a description of the assumptions used in determining grant date fair value, see Note 2 to our consolidated financial statements.

(2)	The amounts in this column reflect annual cash bonuses earned by our named executive officers as described in the section "Elements of Compensation—Annual Bonus" above.

(3)	The amount shown for each named executive officer represents Company matching contributions under our 401(k) plan.

(4)	The amount shown for Mr. Reach includes a base salary of $200,000 and $210,000 and $275,000 and sales commissions of $270,842, $289,740 and $199,214 for 2010, 2011 and 2012, respectively.

Grants of Plan-Based Awards in Fiscal Year 2012

The following table sets forth, for each of the named executive officers, awards granted during fiscal 2012 under our annual cash bonus program and our 2010 Equity Incentive Plan. The exercise price for our options is based on the average of the high and low price on the New York Stock Exchange on the day immediately preceding the grant date.

		Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target($)	Maximum($)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant($/Sh)	Grant Date Fair Value of Option Awards($)
Mark Volchek	2/10/2012	—	350,000	700,000	38,000	15.28	15.29	275,995
Miles Lasater	2/10/2012	—	350,000	700,000	38,000	15.28	15.29	275,995
Casey McGuane	2/10/2012	—	137,500	275,000	18,500	15.28	15.29	134,366
Rob Reach	2/10/2012	—	41,250	68,750	18,500	15.28	15.29	134,366
Jeffrey Wallace	2/10/2012	—	—	—	5,000	15.28	15.29	37,671

Outstanding Equity Awards at Fiscal Year End 2012

The following table sets forth, for each of the named executive officers, the equity awards outstanding as of the end of fiscal 2012:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares of Units of Stock that Have Not Vested ($)(1)
Dean Hatton	—	—	—		—	—	—		—

Mark Volchek	3/3/2004	75,000	—		0.29	3/2/2014
	1/17/2006	75,000	—		0.67	1/16/2016
	1/23/2007	75,000	—		1.34	1/22/2017
	12/7/2007	75,000	—		2.67	12/6/2017
	9/25/2008	375,000	—		4.59	9/24/2018
	12/4/2009						2,709	(2)	28,553
	2/18/2011	18,333	31,667	(3)	18.05	2/17/2021
	2/10/2012	—	38,000	(3)	15.28	2/9/2022

Miles Lasater	3/3/2004	75,000	—		0.29	3/2/2014
	1/17/2006	75,000	—		0.67	1/16/2016
	1/23/2007	75,000	—		1.34	1/22/2017
	12/7/2007	75,000	—		2.67	12/6/2017
	9/25/2008	375,000	—		4.59	9/24/2018
	12/4/2009						2,709	(2)	28,553
	2/18/2011	18,333	31,667	(3)	18.05	2/17/2021
	2/10/2012	—	38,000	(3)	15.28	2/9/2022

Casey McGuane	2/10/2005	131,000	—		0.50	2/9/2015
	12/7/2007	90,000	—		2.67	12/6/2017
	9/25/2008	75,000	—		4.59	9/24/2018
	12/4/2009						1,302	(2)	13,723
	2/18/2011	9,166	15,834	(3)	18.05	2/17/2021
	2/10/2012	—	18,500	(3)	15.28	2/9/2022

Rob Reach	12/7/2007	70,179	—		2.67	12/6/2017
	9/25/2008	75,000	—		4.59	9/24/2018
	12/4/2009						327	(2)	3,447
	2/18/2011	9,166	15,834	(3)	18.05	2/17/2021
	2/10/2012	—	18,500	(3)	15.28	2/9/2022

Jeffrey Wallace	11/5/2010	7,500	7,500	(3)	17.78	11/4/2020
	7/15/2011	5,500	9,500	(4)	19.82	7/14/2021
	2/10/2012	1,250	3,750	(4)	15.28	2/9/2022

(1)
The amounts in this column represent the number of unvested restricted shares outstanding for the named executive officers at fiscal year-end multiplied by the stock price of $10.54 (closing price for a share of our common stock on December 30, 2012).

(2)	This award vests over four years in four equal installments commencing on the first anniversary of the grant date.

(3)	This award vests at a rate of 20% on the first anniversary of the grant date, and in forty-eight equal monthly installments over the following four years.
(4)	This award vests over five years in sixty equal monthly installments commencing on the grant date.

Options Exercised and Stock Vested

The following table shows exercises of stock options and restricted stock vesting for the year ended December 31, 2012, for each of the named executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dean Hatton	942,518	10,312,197	—	—
Mark Volchek	—	—	2,709	24,354
Miles Lasater	—	—	2,709	24,354
Casey McGuane	73,060	966,698	1,299	11,678
Rob Reach	7,083	113,623	324	2,913
Jeffrey Wallace	—	—	—	—

(1)	Amounts reflect the difference between the exercise price of the stock options and the market price of our common stock at the time of exercise.

(2)	Amounts reflect the market value of our common stock on the day on which the restricted stock vested.

Pension Benefits and Non-Qualified Deferred Compensation

The Company does not have any defined pension or defined contribution plans for its named executive officers other than a tax-qualified 401(k) Plan. The Company does not maintain any non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Our named executive officers are not entitled to any severance payments upon termination of their employment or in connection with a change of control of the Company. Other than as discussed below, under both the 2000 Stock Option Plan and the 2010 Equity Incentive Plan, upon a termination of employment, all unvested equity awards (and, in the case of the 2000 Stock Option Plan, awards where all restrictions have not lapsed) terminate and vested stock options may continue to be exercised within a three-month period (extended to a twelve-month period if terminated due to a "disability" within the meaning of Section 22(e)(3) of the Code or death).

Under the 2000 Stock Option Plan, if in connection with or following a "Change-in-Control" (as defined below), a named executive officer's employment is terminated by the Company for any reason other than "Cause" (as defined below) or he terminates his employment for "Good Reason" (as defined below), any unvested stock options or shares of restricted stock held by such named executive officer shall vest immediately and be exercisable or transferable, respectively, in accordance with the terms of the 2000 Stock Option Plan. Under the 2010 Equity Incentive Plan, if within the one-year period following a "Change-in-Control" (as defined below), a named executive officer's employment is terminated by the Company without "Cause" (as defined below), all outstanding options held by such named executive officer shall vest immediately and be exercisable as of the effective date of termination, in accordance with the terms of the 2010 Equity Incentive Plan. The table below provides an estimate of the value of such accelerated vesting of unvested awards assuming that a Change-in-Control and a qualifying termination of employment occurred on December 31, 2012 and assuming a stock price of $10.54 per share, the closing price of a share of our common stock, on such date. However, the executives' employment was not terminated on December 31, 2012 under such plans and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those set forth below if either or both of them occur on any other date or at any other price, or if any other assumption used in calculating the benefits set forth below is not correct in fact.

Name	Value of Accelerated Stock Option Vesting ($)(1)	Value of Accelerated Restricted Stock Vesting ($)(2)	Total Benefits ($)
Mark Volchek	—	28,553	28,553
Miles Lasater	—	28,553	28,553
Casey McGuane	—	13,723	13,723
Robert Reach	—	3,426	3,426
Jeffrey Wallace	—	—	—

(1)
The amounts in this column represent for each named executive officer the intrinsic value of the stock options subject to accelerated vesting calculated as the excess of $10.54 per share subject to each outstanding stock option over the applicable per share exercise price set forth in the Outstanding Equity Awards at Fiscal Year End 2012 Table above.

(2)
The amounts in this column represent for each named executive officer the value of the restricted stock subject to accelerated vesting calculated by multiplying the number of unvested shares of restricted stock, as set forth in the Outstanding Equity Awards at Fiscal Year End 2012 Table above, by $10.54 per share.

Under the 2000 Stock Option Plan, "Change-in-Control" is defined as a merger or consolidation of the Company with another entity, or a sale of the Company's assets or stock in which:

(i)	the shareholders of the Company immediately prior to the transaction own less than 50% of the voting power of the surviving corporation after the transaction, and

(ii)
the price per share of the Company's common stock in such transaction, as determined in good faith by our board of directors, is at least $1.17, subject to adjustment to reflect stock splits, reverse stock splits, or combinations.

Under the 2000 Stock Option Plan, "Cause" is defined as:

(i)	habitual intoxication,

(ii)	illegal drug use or addiction,

(iii)	conviction of a felony (or plea of guilty or nolo contendere),

(iv)	material failure or inability to perform one's agreements, duties or obligations as an employee, other than from illness or injury, and

(v)	willful misconduct or negligence in the performance of one's agreements, duties or obligations as an employee.

In addition, under the 2000 Stock Option Plan, the named executive officer has "Good Reason" to terminate his employment with the Company if:

(i)	his compensation has been materially reduced,

(ii)	his position, duties or responsibilities have been materially reduced,

(iii)	he has been required to move his principal residence because his primary place of employment is moved to a location greater than thirty (30) miles away from its then current location,

(iv)	the Company has not paid to the named executive officer when due any salary, bonus or other material benefit due to him, or

(v)
there exists a breach by the Company of any material provision of any employment agreement between it and the named executive officer, provided, however he shall notify the Company of such event and give it fifteen (15) days to remedy the situation before termination his employment.

Under the 2010 Equity Incentive Plan, "Change-in-Control" is defined as a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company, as determined under Sections 1.409A-3(i)(5)(v)-(vii) of the federal tax regulations.

A "Change-in-Control" is not deemed to occur under the 2010 Equity Incentive Plan as a result of any event or transaction to the extent that treating such event or transaction as a "Change-in-Control" would cause tax to become due under Section 409A of the Code.

Under the 2010 Equity Incentive Plan, "Cause" is defined as:

(i)	material breach of obligations under any written agreement with the Company,

(ii)
material violation of any of the Company's policies, procedures, rules and regulations applicable to employees generally or to employees at the executive's grade level, in each case as may be amended from time to time in the Company's sole discretion,

(iii)	failure to reasonably and substantially perform one's duties to the Company (other than as a result of physical or mental illness or injury),

(iv)	willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the Company's business, reputation or prospects,

(v)	fraud or misappropriation of funds, or

(vi)	commission of a felony or other serious crime involving moral turpitude.

However, if the executive is a party to an employment agreement with the Company which contains a different definition of "cause," the definition in such employment agreement will control.

We have entered into certain non-competition agreements with our named executive officers. The named executive officers are not entitled to any payment under these agreements.

 Director Compensation

The following table sets forth compensation paid to our non-employee directors (or in certain cases to the shareholder which they represent on the board) for service on our board and board committees in fiscal year 2012. Director compensation is determined by the Board based on recommendation from the compensation committee made in consultation with Steven Hall & Partners. Directors who are also our employees do not receive additional compensation for their service on our board or board committees.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Total ($)
Paul Biddelman(3)	80,000	102,713	182,713
David Cromwell(3)	63,750	102,713	166,463
Stewart Gross	42,500	102,713	145,213
Robert Hartheimer(3)	61,621	241,454	303,075
Dean Hatton(2)	17,500	—	17,500
Patrick McFadden(3)	80,000	102,713	182,713
Charles Moran	39,986	102,713	142,699

(1)
The amounts in this column reflect aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of option awards granted to our named executive officers. For a description of the assumptions used in determining grant date fair value, see Note 2 to our consolidated financial statements. The following table sets forth, for each of the directors, the equity awards outstanding as of December 31, 2012.

(2)	Mr. Hatton retired from his position as president and chief executive officer on June 30, 2012. He continues to serve as a non-employee member of our Board.

(3)
Mssrs. Cromwell, Hartheimer and McFadden each received $20,000 for serving on an ad hoc committee of the Board during part of fiscal year 2012. Mr. Biddelman received $25,000 for chairing the ad hoc committee.

		Option Awards
Name(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date
Paul Biddelman	3/28/2007	28,800	—		1.34	3/27/2017
	12/4/2009	30,000	—		10.80	12/3/2019
	2/18/2011	10,000	—		18.05	2/17/2021
	2/10/2012	15,000			15.28	2/9/2022

David Cromwell(2)	12/4/2009	30,000	—		10.80	12/3/2019
	2/18/2011	10,000	—		18.05	2/17/2021
	2/10/2012	15,000			15.28	2/9/2022

Stewart Gross	2/18/2011	10,000	—		18.05	2/17/2021
	2/10/2012	15,000	—		15.28	2/9/2022

Robert Hartheimer	2/10/2012	—	34,000	(3)	15.28	2/9/2022

Dean Hatton	—	—	—		—	—

Patrick McFadden	1/27/2009	105,000	—		4.59	1/26/2019
	12/4/2009	30,000	—		10.80	12/3/2019
	2/18/2011	10,000	—		18.05	2/17/2021
	2/10/2012	15,000			15.28	2/9/2022

Charles Moran	1/27/2009	70,002	—		4.59	1/26/2019
	12/4/2009	30,000	—		10.80	12/3/2019
	2/18/2011	10,000	—		18.05	2/17/2021
	2/10/2012	15,000			15.28	2/9/2022

(1)	Our non-employee directors may have entered into agreements with the funds they represent with respect to the economic benefits granted to them.

(2)	In addition, on March 28, 2007, an option was granted to Sachem Ventures, LLC on the same terms as the other grants made on such date.
(3)	This award vests at a rate of one-third on the first anniversary of the grant date, and in 24 equal monthly installments over the following two years.

Following our initial public offering in June 2010, we have paid all of our non-employee directors (or in certain cases the shareholder which they represent on the board) annual retainer fees, with no additional fees for attendance at board meetings, and we make annual equity grants to our non-employee directors under our 2010 Equity Incentive Plan, in each case in the amounts set annually by the compensation committee. Each non-employee director receives an annual cash retainer of $35,000 and annual equity awards valued at approximately $100,000, which may be split between restricted stock and stock options as the compensation committee determines at such time. Annual retainers are paid to the chair of each committee of the board of directors as follows: $20,000 for the audit committee chair, $10,000 for the compensation committee chair and $7,500 for the nominating and corporate governance committee chair. Annual retainers are paid to committee members as follows: $10,000 for the audit committee, $5,000 for the compensation committee and $3,750 for the nominating and corporate governance committee. Additional fees may be paid in connection with any ad hoc committees appointed as determined from time to time. Non-employee directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance. In addition, based on a study prepared by Steven Hall Partners on September 12, 2011 regarding peer group director compensation, we increased the annual equity award to non-management directors by $5,000. In conformity with current compensation trends to better align directors' interests with their companies', each non-employee director was granted an equity award for 2013 that is split one-half in the form of options and one-half in the form of restricted stock units, vesting upon each respective director's retirement or termination from the Board. Other than as described above, we do not expect to provide any of our directors with any other compensation or perquisites.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the compensation committee's review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Paul Biddelman (Chair)
David Cromwell
Patrick McFadden

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee are currently or have ever been an officer or employee of us. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our compensation committee.

PROPOSAL THREE

APPROVAL OF THE AMENDED AND RESTATED HIGHER ONE HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN

On April 11, 2013, the Board unanimously approved the amendment and restatement of the Higher One Holdings, Inc. 2010 Equity Incentive Plan (the "Amended and Restated 2010 Equity Incentive Plan"), subject to the approval of the stockholders at the 2013 Annual Meeting. The Amended and Restated 2010 Equity Incentive Plan includes authorization for a variety of awards designed to advance the Company's interests and long-term success by providing employees, independent contractors, and non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. These awards include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

The original 2010 Equity Incentive Plan was initially adopted by the Board on March 26, 2010, and approved by our stockholders at our annual meeting on March 26, 2010, prior to our initial public offering.

Summary of Proposed Changes

The Board has approved the Amended and Restated 2010 Equity Incentive Plan to provide increased flexibility to grant equity awards consistent with the Company's needs.  Specifically, the Amended and Restated 2010 Equity Incentive Plan increases the total share and incentive stock option ("ISO") award limits and the individual award limits set forth in the original 2010 Equity Incentive Plan. The purpose of the increase in the number of shares covered by awards granted to any one participant in a single fiscal year is to enable the grant of the full amount of performance-based stock options that were granted to our executive officers in February 2013, which performance-based options may be earned over a three-year period.  The compensation committee does not expect to make additional grants of this size during the three-year performance vesting period.  The purpose of the increase of the number of shares (and ISOs) that can be awarded under the plan in the aggregate is to ensure that the compensation committee has an adequately sized pool to help fuel the next stage of the Company's growth, which may include making option grants to key personnel of potential acquired businesses.

The primary changes to the original 2010 Equity Incentive Plan reflected in the Amended and Restated 2010 Equity Incentive Plan are as follows:

•
Share and ISO Limit: The original 2010 Equity Incentive Plan provided that 4,860,000 shares (or 1,620,000 shares before taking into account the Company's 3-for-1 stock split in 2010 (the "Stock Split")) were available for issuance to participants in the plan. We are proposing to increase the limit on shares available for issuance under the plan to 6,860,000. The original 2010 Equity Incentive Plan provided that the number of shares covered by ISOs could not exceed 4,860,000 shares (or 1,620,000 shares before taking into account the Stock Split) in the aggregate. We are proposing to increase this limit such that the number of shares covered by ISOs cannot exceed 6,860,000 in the aggregate.

•
Individual Award Limits:  The original 2010 Equity Incentive Plan provided that the number of shares covered by awards granted to any one participant in a single fiscal year could not exceed 225,000 shares (or 75,000 shares before taking into account the Stock Split) in the aggregate. We are proposing to increase these limits such that the number of shares covered by ISOs cannot exceed 6,860,000 shares in the aggregate and the number of shares covered by awards granted to any one participant in a single fiscal year cannot exceed 550,000 in the aggregate.

•
Prohibition on Repricing:  The original 2010 Equity Incentive Plan permitted the compensation committee to amend the terms of outstanding awards to reduce the exercise price of outstanding awards or cancel such awards in exchange for cash, other awards or options or stock appreciation rights with an exercise price less than the exercise price of the original options or stock appreciation rights. We are proposing to amend the plan to prohibit the committee from engaging in such actions without first obtaining stockholder approval.

Approval of the Amended and Restated 2010 Equity Incentive Plan will constitute an approval of the increased limits set forth above, and will also constitute approval of the performance measures and other material terms and conditions of the Amended and Restated 2010 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code (the "Code"), discussed in more detail below. If approved by stockholders, the Amended and Restated 2010 Equity Incentive Plan will terminate on the tenth anniversary of the Annual Meeting (or earlier in accordance with its terms) as described below.

The aforementioned changes are discussed below in the context of a more detailed summary of the terms of the Amended and Restated 2010 Equity Incentive Plan.  This summary is qualified in its entirety by reference to the complete text of the Amended and Restated 2010 Equity Incentive Plan, which is set forth in Appendix A to this proxy statement. You should read the complete text of the Amended and Restated 2010 Equity Incentive Plan for more details regarding the terms and conditions of the plan.

Summary of the Amended and Restated 2010 Equity Incentive Plan

The material features of the Amended and Restated 2010 Equity Incentive Plan are summarized below.

Purpose

The Amended and Restated 2010 Equity Incentive Plan is intended to promote the interests of the Company and its stockholders by providing incentives and rewards that will encourage employees, independent contractors, and non-employee directors to continue in the service of the Company by providing them with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. Approximately 700 employees, no independent contractors and seven (7) non-employee directors would be eligible to participate in the Amended and Restated 2010 Equity Incentive Plan.  On March 28, 2013, the closing price of a share of the Company's common stock on the New York Stock Exchange was $8.89.

Administration

The Amended and Restated 2010 Equity Incentive Plan is administered by the compensation committee or such other committee as designated by our Board (the "Committee").  Among the Committee's powers are the ability to determine those employees and independent contractors of the Company who will be granted awards, and to determine the amount, type and other terms and conditions of awards. The Board may also grant awards to non-employee directors.  The Committee may additionally (i) prescribe agreements evidencing or settling the terms of any awards, and amendments thereto; (ii) enter into agreements with third parties pursuant to which such third parties may issue awards in lieu of the Company's issuance thereof or assume the obligations of the Company under any previously issued awards; and (iii) grant awards alone or in addition to, in tandem with, or in substitution or exchange for, any other award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of the plan participant to receive payment from the Company.

The Committee may delegate its powers and responsibilities under the Amended and Restated 2010 Equity Incentive Plan, in writing, to a sub-committee, or delegate certain administration powers (not including the grant of awards) over the plan to one or more officers or employees of the Company. The Committee has discretionary authority to interpret and construe any and all provisions of the Amended and Restated 2010 Equity Incentive Plan and the terms of any award (or award agreement) granted thereunder and to adopt and amend such rules and regulations for the administration of the Amended and Restated 2010 Equity Incentive Plan as it deems appropriate. Decisions of the Committee shall be final, binding and conclusive.

In the event of a participant's death, disability or retirement or a "change in control", as defined in the Amended and Restated 2010 Equity Incentive Plan, the Committee may accelerate the date on which any award becomes vested or exercisable. The Committee may also (i) accelerate the date on which any such award becomes transferable; (ii) extend the term of any such award (including the period following a termination of a participant's employment during which any such award may remain outstanding); (iii) waive any conditions to the vesting, exercisability or transferability of any such award; or (iv) provide for the payment of dividends or dividend equivalents with respect to any such award. The Committee does not have the authority and may not take any such action described in this paragraph to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code.

Plan Term

The Amended and Restated 2010 Equity Incentive Plan will be effective upon stockholder approval at the Annual Meeting. The Amended and Restated 2010 Equity Incentive Plan will automatically terminate on the ten year anniversary of the date that the stockholders approve its amendment and restatement, and may be terminated on any earlier date as provided in the plan, but all awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the plan.

Eligibility

The persons eligible to receive awards under the Amended and Restated 2010 Equity Incentive Plan are employees and independent contractors of the Company and its subsidiaries and affiliates as selected by the Committee, and non-employee directors of the Company as selected by the Board.

Available Awards

Consistent with the changes described in the "Summary of Proposed Changes", the Amended and Restated 2010 Equity Incentive Plan includes changes to the number of shares of common stock which may be issued or transferred pursuant to awards granted under the plan.

Under the original version of the 2010 Equity Incentive Plan, the aggregate number of shares of common stock which could be issued or transferred pursuant to awards granted could not exceed 1,620,000 shares (or 4,860,000 shares after taking into account the Stock Split), subject to certain adjustments as described below. If stockholders approve the Amended and Restated 2010 Equity Incentive Plan, the limit on shares available for issuance under the plan would be increased to 6,860,000.

Additionally, the Amended and Restated 2010 Equity Incentive Plan includes changes to the number of shares of common stock that may (i) be covered by ISOs, and (ii) be granted to any one participant in a single fiscal year of the Company. Under the original version of the 2010 Equity Incentive Plan, the number of shares of common stock that could be covered by ISOs could not exceed 1,620,000 shares (or 4,860,000 shares after taking into account the Stock Split) of common stock in the aggregate, and the number of shares of common stock that could be covered by awards granted under the original 2010 Equity Incentive Plan to any one participant in a single fiscal year of the Company could not exceed 75,000 shares (or 225,000 shares after taking into account the Stock Split) in the aggregate. If stockholders approve the Amended and Restated 2010 Equity Incentive Plan, the limit on the number of shares of common stock that may be covered by ISOs would be increased to 6,860,000 shares in the aggregate, and the limit on the number of shares covered by awards granted to any one participant in a single fiscal year would be increased to 550,000 in the aggregate.

The Committee has granted certain performance-based stock options under the Amended and Restated 2010 Equity Incentive Plan as described below under "New Plan Awards", subject to stockholder approval of the Amended and Restated 2010 Equity Incentive Plan. If the Amended and Restated 2010 Equity Incentive Plan is not approved by stockholders, the grants of performance-based options will be reduced such that they do not exceed the individual limits under the original 2010 Equity Incentive Plan.

Shares issued under the Amended and Restated 2010 Equity Incentive Plan may be of original issuance, or shares of common stock held in or acquired for the Company's treasury, or both.

In general, if awards under the Amended and Restated 2010 Equity Incentive Plan expire or are forfeited, cancelled or terminated without the issuance of shares of common stock, are settled for cash in lieu of shares of common stock, or are exchanged for an award not involving shares of common stock, the shares covered by such awards will again be available for grant under the Amended and Restated 2010 Equity Incentive Plan.

Award Types

The Amended and Restated 2010 Equity Incentive Plan permits grants of stock options, including stock options intended to qualify as ISOs, stock appreciation rights, restricted stock, restricted stock units ("RSUs"), and other stock-based awards. Each type of award is described below under "Types of Awards Authorized for Grant under the Amended and Restated 2010 Equity Incentive Plan." Awards granted under the Amended and Restated 2010 Equity Incentive Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, which are approved by the Committee in form and substance.

Types of Awards Authorized for Grant under the Amended and Restated 2010 Equity Incentive Plan

Stock Options and Stock Appreciation Rights. The Committee may grant nonqualified stock options and ISOs to purchase shares of Company common stock. The Committee determines the number of shares of the Company's common stock subject to each option, the vesting schedule (provided that no option may be exercisable after the expiration of ten years after the date of grant), the method and procedure to exercise vested options, restrictions on transfer of options and any shares acquired pursuant to the exercise of an option, and the other terms of each option. The exercise price per share of common stock covered by any option may not be less than 100% of the fair market value of a share of common stock on the date of grant.

Consistent with the changes described in the "Summary of Proposed Changes," the Amended and Restated 2010 Equity Incentive Plan includes changes to the Committee's ability to reprice outstanding equity awards.

Under the original version of the 2010 Equity Incentive Plan, the Committee had discretion to amend the terms of outstanding awards to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights. If stockholders approve the Amended and Restated 2010 Equity Incentive Plan, the Committee will be prohibited from engaging in such actions without first obtaining stockholder approval in a manner consistent with stock exchange rules.

The Committee may substitute stock appreciation rights for outstanding options, provided that the substituted stock appreciation rights call for settlement by the issuance of shares of common stock, and the terms of the substituted stock appreciation rights and economic benefit of such substituted stock appreciation rights are at least equivalent to the terms and economic benefit of the options being replaced.

Additionally, with respect to ISOs, or "incentive stock options" within the meaning of Section 422 of the Code, the aggregate fair market value of shares of common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under the Amended and Restated 2010 Equity Incentive Plan or any other plan of the Company or its "subsidiaries" (within the meaning of Section 424 of the Code) may not exceed $100,000. To the extent the fair market value of such shares exceeds $100,000, the ISOs granted to such option holder (to the extent and in the order required by the regulations promulgated under the Code) will automatically be deemed to be nonqualified stock options, but all other terms and provisions of such ISOs will remain unchanged. No ISO may be granted to an individual if at the time of the proposed grant such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless the exercise price of the ISO is at least 110% of the fair market value of a share of common stock at the time such ISO is granted and such ISO is not exercisable after the expiration of five years from the date such ISO is granted.

Restricted Stock, RSUs and Other Stock-Based Awards. The Committee may grant other stock-based awards in such amounts and subject to such terms and conditions as determined by the Committee. Each such other stock-based award may (i) involve the transfer of actual shares of common stock to the award recipient, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, RSUs, performance shares, deferred share units, or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as performance-based compensation; provided, that each award must be denominated in, or must have a value determined by reference to, a number of shares of common stock that is specified at the time of the grant of such award.

Performance-Based Compensation

The Committee may, but is not required to, grant performance-based compensation to a participant, payable upon the attainment of specific performance goals in an amount permitted by Section 162(m) of the Code.  For performance-based compensation, the Committee determines the performance measures, the level of actual achievement of performance goals and the amount payable with respect to an award intended to qualify as performance-based compensation in a manner that is consistent with Section 162(m) of the Code.

If the Committee determines at any time after the date a participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, that the earlier determination as to the achievement of the performance goal was based on incorrect data and that the performance goal had not in fact been achieved or had been achieved to a lesser extent than originally determined and a portion of the award would not have been vested, granted or paid given the correct data, then (i) the portion of the award that was granted will be forfeited and any related shares of common stock (or, if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by the Committee, (ii) the portion of the award that vested will be deemed to be not vested and any related shares of common stock (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) the portion of the award paid to the participant will be paid by the participant to the Company upon notice from the Company as provided by the Committee, as applicable.

The Committee may, in its discretion, reduce or eliminate the amount payable (in a non-uniform manner) to any participant with respect to an award that is intended to qualify as performance-based compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant performance schedule.

Performance Measures

The Committee may, but is not required to, grant awards that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. The payment or vesting of any award intended to qualify as "performance-based compensation" is based upon performance goals which are objective business criteria and otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The performance goals will relate to one or more of the following performance measures (whether or not in comparison to other peer companies) as determined by the Committee in its sole discretion: adjusted net earnings, appreciation in and/or maintenance of the price of our common stock (including, without limitation, comparisons with various stock market indices), attainment of strategic and operational initiatives, budget, cash flow (including, without limitation, free cash flow), cost of capital, cost reduction, earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization), market share, market value added, net income, net sales, number of active OneAccounts, number of institutions under contract with the Company, operating profit and operating income, pretax income before allocation of corporate overhead and bonus, reductions in costs, return on assets and return on net assets, return on equity, return on invested capital, revenue per active OneAccount, revenues, sales and sales growth, successful acquisition/divestiture, or total stockholder return and improvement of stockholder return.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance measures unsuitable, the Committee may in its discretion modify such performance measures or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except where such action would result in the loss of qualification of the award as "performance-based compensation" under Section 162(m) of the Code.

In connection with the setting of the performance goals, the Committee may provide, in a form that meets the requirements of Section 162(m) of the Code for deducibility, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, without limitation (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in FASB ASC 225-20 "Extraordinary and Unusual Items" and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

Performance goals may relate to individual performance, Company performance or business unit performance.

In addition, any performance measure may be used to measure the performance of the Company or a subsidiary as a whole, or any business unit of the Company or a subsidiary, or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Section 162(m) of the Code

As discussed above, the Amended and Restated 2010 Equity Incentive Plan allows the Company to grant awards that satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. The Board and the Committee believe it is in the best interests of the Company and the Company's stockholders to maintain an equity compensation plan under which compensation awards made to the Company's named executive officers could qualify for a deduction for federal income tax purposes. Accordingly, the Amended and Restated 2010 Equity Incentive Plan has been structured in such a manner that awards under it can be eligible to satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code, although the Committee is not obligated to grant such awards.

In order for awards to be eligible to satisfy such requirements, the Amended and Restated 2010 Equity Incentive Plan specifies certain performance measures and other material terms that are required to be approved by the Company's stockholders. Approval of the Amended and Restated 2010 Equity Incentive Plan by the required vote of the Company's stockholders is intended to constitute such approval.

Stockholder Rights

No person shall have any rights as a stockholder with respect to any shares of common stock covered by or relating to any award granted pursuant to the Amended and Restated 2010 Equity Incentive Plan until the date of the issuance of a stock certificate with respect to such shares.

Amendment and Termination

Notwithstanding any other provision of the Amended and Restated 2010 Equity Incentive Plan, the Board may at any time suspend or discontinue the plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval.

Transferability

Awards granted under the Amended and Restated 2010 Equity Incentive Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options subject to conditions and limitations as determined by the Committee.

Adjustments Upon Certain Changes

The Amended and Restated 2010 Equity Incentive Plan includes provisions that require or permit the Committee to make certain adjustments upon the occurrence of specified events.

In the event of any change in the number of shares of common stock outstanding by reason of a stock dividend or stock split, recapitalization, merger, consolidation, combination or exchange of shares, or similar corporate change, the Committee may appropriately adjust the maximum aggregate number of shares of common stock with respect to which the Committee may grant awards in any year and with respect to which the Committee may grant awards to any individual participant in any year. In the event of any change in the number of shares of common stock outstanding by reason of any other similar event or transaction, including an extraordinary cash dividend, the Committee must make appropriate adjustments in the number and class of shares of common stock with respect to which awards may be granted.

Subject to any required stockholder action, the Committee may appropriately adjust the number of shares of common stock subject to each outstanding award and the exercise price per share of common stock of each award in the event of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares or payment of a stock dividend (but only on shares of common stock), or any other increase or decrease in the number of shares effected without receipt or payment of consideration by the Company.

Subject to any required stockholder action, in the event that the Company is the surviving corporation in any merger, consolidation, or similar transaction as a result of which the holders of shares of common stock receive consideration that consists exclusively of securities of the surviving corporation, the Committee shall, to the extent appropriate, adjust each award outstanding on the date of the merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of common stock subject to such award would have received in the merger or consolidation.

In the event of certain other transactions, including a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger, consolidation or similar transaction in which the Company is not the surviving corporation, or a merger, consolidation or similar transaction in which the Company is the surviving corporation but the holders of Company common stock receive securities of another corporation and/or property (including cash), the Committee may make certain adjustments to outstanding awards, cancel outstanding awards and provide for cash payments in consideration of such cancellation, or provide for the exchange of outstanding awards.

Summary of Federal Income Tax Consequences of Awards

ISOs. A participant who is granted an ISO generally does not recognize taxable income at the time the ISO is granted or upon its exercise, but the excess of the aggregate fair market value of the shares acquired on the exercise date (ISO shares) over the aggregate exercise price paid by the participant will be included in the participant's income for alternative minimum tax purposes. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, the Company would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant will recognize ordinary income at the time of disposition equal to the excess if any, of the lesser of (1) the aggregate fair market value of the ISO shares at the date of exercise and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. The amount of ordinary income recognized by the participant will be subject to payroll taxes.  Subject to the limitations under Sections 162(m) and 280G of the Code, the Company will generally be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Nonqualified Stock Options. A participant who is granted a stock option that is not an ISO (a nonqualified stock option) generally does not recognize any taxable income at the time of grant. Upon exercise, the participant will recognize taxable income in an amount equal to the aggregate fair market value of the shares subject to the nonqualified stock options over the aggregate exercise price of such shares. Any taxable income recognized in connection with the exercise of nonqualified stock options by an employee will be subject to payroll taxes.  Subject to the limitations under Sections 162(m) and 280G of the Code, the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. The participant's basis in the option shares will be increased by the amount of ordinary income recognized. Upon the subsequent sale of the shares issued upon exercise of the nonqualified stock options, any further gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Company common stock received on exercise.

Restricted Stock and RSUs. A participant generally will not recognize income at the time a restricted stock award is granted.  When the restrictions lapse with regard to any installment of restricted stock, the participant will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse, unless the participant elected to realize ordinary income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. A participant will not recognize income at the time an award of RSUs is granted. The participant will recognize ordinary income at the time the RSUs vest, in an amount equal to the cash paid or to be paid or the fair market value of the shares delivered or to be delivered. The amount of ordinary income recognized by the participant is subject to payroll taxes. The Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Performance-Based Awards. A participant generally will not recognize income at the time of grant of a performance-based award. The participant will recognize ordinary income at the time the performance-based award vests in an amount equal to the dollar amount, or the fair market value of the shares of Company common stock subject to the award. The amount of ordinary income recognized by the participant will be subject to payroll taxes. The Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Section 162(m) Compensation Deduction Limitation. In general, Section 162(m) limits the Company's compensation deduction to $1,000,000 paid in any tax year to any "covered employee" as defined under Section 162(m). This deduction limitation does not apply to certain types of compensation, including awards that qualify as Performance-Based Compensation. The terms of the Amended and Restated 2010 Equity Incentive Plan permit, but do not require, the Company to grant performance-based awards under the plan that meet the requirements of Performance-Based Compensation so that such awards will be deductible by the Company for federal income tax purposes.

Amended and Restated 2010 Equity Incentive Plan Benefits

The following table sets forth the amount of options previously received under the Amended and Restated 2010 Equity Incentive Plan by each current director and named executive officer; all current executive officers as of December 31, 2012, as a group; all current directors as of December 31, 2012 who are not executive officers, as a group; each nominee for election as a director; each other person who received or is to receive 5% of such option rights; and all employees, including all current officers who are not executive officers as of December 31, 2012, as a group.

Name and Principal Position	Date of Grant	Exercise Price	Number of Options Granted	Number of Options Outstanding
Executive Officers
Mark Volchek	2/18/2011	18.05	50,000	50,000
Chief Financial Officer until June 30, 2012; Chief Executive Officer after June 30, 2012	2/10/2012	15.28	38,000	38,000
Miles Lasater	2/18/2011	18.05	50,000	50,000
Chief Operations Officer until June 30, 2012; President and Chief Operations Officer after June 30, 2012	2/10/2012	15.28	38,000	38,000
Casey McGuane	2/18/2011	18.05	25,000	25,000
Chief Service Officer	2/10/2012	15.28	18,500	18,500
Robert Reach	2/18/2011	18.05	25,000	25,000
Chief Sales Officer	2/10/2012	15.28	18,500	18,500
Jeffrey Wallace	11/5/2010	17.78	15,000	15,000
Vice President, Finance	7/15/2011	19.82	15,000	15,000
	2/10/2012	15.28	5,000	5,000
Named Executive Officers Total			298,000	298,000
Executive Officers Total			263,000	263,000
Current Outside Directors (*Nominee for election as director)
Paul Biddelman*	2/18/2011	18.05	10,000	10,000
	2/10/2012	15.28	15,000	15,000
Dean Hatton*	--	--	--	--
Charles Moran*	2/18/2011	18.05	10,000	10,000
	2/10/2012	15.28	15,000	15,000
David Cromwell	2/18/2011	18.05	10,000	10,000
	2/10/2012	15.28	15,000	15,000
Stewart Gross	2/18/2011	18.05	10,000	10,000
	2/10/2012	15.28	15,000	15,000
Robert Hartheimer	2/10/2012	15.28	34,000	34,000
Patrick McFadden	2/18/2011	18.05	10,000	10,000
	2/10/2012	15.28	15,000	15,000
Outside Directors Total			159,000	159,000
5% Holders
Mark Volchek	2/18/2011	18.05	50,000	50,000
Chief Financial Officer until June 30, 2012; Chief Executive Officer after June 30, 2012	2/10/2012	15.28	38,000	38,000
5% Holders Total			88,000	88,000

All Other Employees as a Group (Excluding Executive Officers)			2,012,837	1,452,633

All Other Employees Total			2,012,837	1,452,633

Equity Compensation Plan Information

Information as of December 31, 2012 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options (2)	Weighted- average exercise price of outstanding options	Weighted- average term to expiration of options outstanding	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders (1)	5,439,335	$7.44	6.1 years	2,971,092
Equity compensation plans not approved by stockholders	—	—	—	—

(1)
Reflects number of shares of common stock to be issued upon exercise of outstanding options under all of our equity compensation plans, including our 2000 Stock Option Plan and Amended and Restated 2010 Equity Incentive Plan. No shares of common stock are available for future issuance under any of our equity compensation plans, except the Amended and Restated 2010 Equity Incentive Plan.

(2)
Does not include 7,047 restricted shares outstanding that were issued under the 2000 Incentive Plan or 150,000 warrants to purchase our common stock at a price of $11.67 issued in connection with our acquisition of Campus Labs, LLC in August 2012.

New Plan Benefits

The Committee has granted certain performance-based stock options under the Amended and Restated 2010 Equity Incentive Plan as set forth below, subject to stockholder approval of the Amended and Restated 2010 Equity Incentive Plan. If the Amended and Restated 2010 Equity Incentive Plan is not approved by stockholders, the grants of performance-based options will be reduced such that they do not exceed the individual limits under the original 2010 Equity Incentive Plan. Thus, the grants to Messrs. Volchek and Lasater will be reduced by 308,317 shares and the grant of such options to Messrs. McGuane and Wolf will be reduced by 78,268 shares. For additional information, see "Equity Based Compensation" above.

Amended and Restated 2010 Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Options
Mark Volchek Chief Financial Officer until June 30, 2012; Chief Executive Officer after June 30, 2012	2,754,792	525,000
Miles Lasater Chief Operations Officer until July 30, 2012; President and Chief Operations Officer after June 30, 2012	2,754,792	525,000
Casey McGuane Chief Service Officer	1,574,167	300,000
Robert Reach Chief Sales Officer	787,083	150,000
Christopher Wolf Chief Financial Officer	676,708	150,000
Executive Officers Total	3,588,902	1,650,000
Outside Directors Total	--	--
All Other Employees Total (excluding Executive Officers)	--	--

Required Vote

Approval of this proposal requires the affirmative FOR vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Unless marked to the contrary, proxies received will be voted FOR the approval of the Amended and Restated 2010 Equity Incentive Plan.

Our Recommendation

We believe strongly that the approval of the Amended and Restated 2010 Equity Incentive Plan is essential to our continued success. Our employees are among our most valuable assets. Stock options and other awards such as those provided under the Amended and Restated 2010 Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. The increased share pool would allow the compensation committee a sufficient number of shares to continue to motivate our key personnel to grow the company over the next three years. The increased individual limits for a given fiscal year would enable the committee's full grant of performance-based options, earned over three years, to our executive officers. For the reasons stated above the stockholders are being asked to approve the Amended and Restated 2010 Equity Incentive Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investor Rights Agreement

On August 26, 2008, we entered into an amended and restated investor rights agreement with certain key holders of our common stock relating to all shares of our capital stock that they hold or may hold in the future. On August 22, 2011, we and certain other parties to agreement terminated the agreement in accordance with its termination provisions. Notwithstanding the termination, certain parties to the agreement that continue to own (i) 5% or more of the total number of shares of common stock outstanding, or (ii) shares of common stock that are not freely sellable without volume limitations pursuant to Rule 144 under the Securities Act, will have certain registration and other rights until August 8, 2015. We believe that these terms were reasonable and comparable to the terms of an agreement negotiated on an arms-length basis.

Indemnification Agreements

Our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. As permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify our directors and executive officers against all expenses (including reasonable attorneys', witness or other professional fees) and liabilities (including judgments, damages and amounts paid in settlement, including those arising out of the negligence or active or passive wrongdoing of such persons) incurred, suffered or paid by a director or executive officer in connection with any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, to which any such director may be a party or threatened to be made a party or otherwise involved in as a witness by reason of such director's status serving (i) as our director or executive officer, as applicable, (ii) in any capacity with respect to any of our employee benefit plans, or (iii) as a director, partner, trustee, officer, employee or agent of any other entity at our request, including one of our subsidiaries.

The indemnification agreements also require us to advance expenses incurred by such persons within thirty days after receipt of a written request, provided that such persons undertake to repay such amounts if it is ultimately determined that they are not entitled to indemnification. Additionally, the agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder, including a presumption that such persons are entitled to indemnification under the agreements and that we have the burden of proof to overcome that presumption in reaching any contrary determination.

We are not required to provide indemnification under the agreements for certain matters, including: (i) indemnification and advancement of expenses for any action initiated by or on behalf of such person without the consent of our board of directors (except actions to enforce a right to indemnification or advancement of expenses under this agreement), and (ii) indemnification beyond that permitted by Delaware law. We believe that the terms of the agreements were reasonable and comparable to the terms of agreements negotiated on an arms-length basis.

Non-Competition Agreements

We have not entered into and currently do not intend to enter into any employment agreements with our executive officers. However, we have entered into certain non-competition agreements with our executive officers. Each non-competition agreement provides that the executive generally will not disclose our proprietary information and will not compete with us or solicit our customers and employees for the duration of the executive's employment and for a period of twelve months following termination of employment. We believe that the terms of the agreements were reasonable and comparable to the terms of agreements negotiated on an arms-length basis.

Policy Concerning Related Party Transactions

We have a formal written policy concerning related party transactions. A related party transaction is a transaction, arrangement or relationship involving us or a consolidated subsidiary (whether or not we or the subsidiary is a direct party to the transaction), on the one hand, and (i) a director, executive officer or employee of us or a consolidated subsidiary, his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (ii) any person who is the beneficial owner of more than 5% of our voting securities or a member of the immediate family of such person.

The audit committee evaluates each related party transaction for the purpose of recommending to the disinterested members of the board whether the transaction is fair, reasonable and within our company's policy, and should be ratified and approved by the board. Relevant factors include the benefits of the transaction to us, the terms of the transaction and whether the transaction was on an arms-length basis and in the ordinary course of our business, the direct or indirect nature of the related party's interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. At least annually, management will provide the audit committee with information pertaining to related party transactions. Related party transactions entered into, but not approved or ratified as required by our policy concerning related party transactions, will be subject to termination by us or the relevant subsidiary, if so directed by the audit committee or the board, taking into account factors as such body deems appropriate and relevant.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS

Our 2012 annual report on Form 10-K, is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability can access this proxy statement and our fiscal 2012 annual report on Form 10-K at www.proxyvote.com, which does not have "cookies" that identify visitors to the site.

We have filed our annual report on Form 10-K for the fiscal year ended December 31, 2012 with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a Higher One stockholder, we will mail without charge a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the annual report on Form 10-K. Exhibits to the annual report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511.

Requests for copies of our annual report on Form 10-K should be directed to Investor Relations, Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511.

By Order of the Board of Directors
/s/ Mark Volchek
Mark Volchek
Chief Executive Officer

Appendix A
HIGHER ONE HOLDINGS, INC.
AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN
(Approved by Shareholders on [●], 2013)
1.	Purpose of the Plan.
This Higher One Holdings, Inc. 2010 Equity Incentive Plan is intended to promote the interests of the Company and its stockholders by providing the employees and independent contractors of the Company, and eligible non-employee directors of Higher One Holdings, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such employees, independent contractors, and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Company.
2.	Definitions
As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:
(a)
"Awards" mean all equity awards granted pursuant to the terms of the Plan including, but not limited to, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, restricted stock awards and restricted stock unit awards granted pursuant to the terms of the Plan.

(b)	"Award Agreement" means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
(c)	"Board of Directors" means the Board of Directors of Higher One Holdings.
(d)	"Change in Control", as used in any instrument governing the terms of any Award, means the occurrence of any of the following:
(i)
Change in the ownership of a corporation. Any one person, or more than one person acting as a group (as determined under section 1.409A-(i)(5)(v)(B) of the federal tax regulations), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

(ii)
Change in the effective control of a corporation. The date any one person, or more than one person acting as a group (as determined under section 1.409A-3(i)(5)(v)(B) of the federal tax regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30 percent or more of the total voting power of the stock of such corporation; or the date a majority of members of the board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election.

(iii)
Change in the ownership of a substantial portion of a corporation. A change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group (as determined under section 1.409A-3(i)(5)(v)(B) of the federal tax regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of such corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.
(e)	"Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.
(f)
"Committee" means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(g)
"Common Stock" means Higher One Holdings Common Stock, $0.001 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(h)	"Company" means Higher One Holdings and all of its Subsidiaries and affiliates, collectively.
(i)	"Covered Employee" means a Participant who at the time of reference is a "covered employee" as defined in Section 162(m) of the Code.
(j)	"Director" means a member of the Board of Directors who is not at the time of reference an employee of Higher One Holdings or any of its Subsidiaries.
1

(k)	"Effective Date" means the date the Plan is approved by the Company's shareholders.
(l)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.
(m)
"Fair Market Value" means, with respect to a share of Common Stock, as of the applicable date of determination (i) the average of the high and low sales prices on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the NASDAQ Stock Market or (iii) if not so reported, as furnished by any member of the Financial Industry Regulatory Authority selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or the Committee otherwise determines a different valuation is appropriate, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion in any manner consistent with Section 409A of the Code.

(n)	"Higher One Holdings" means Higher One Holdings, Inc., a Delaware corporation, and any successor thereto.
(o)	"Incentive Stock Option" means an Option qualified under Section 422 of the Code.
(p)	"Non-Qualified Stock Option" means an Option that is not an "incentive stock option" within the meaning of Section 422 of the Code.
(q)	"Option" means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.
(r)	"Other Stock-Based Award" means an award granted to a Participant pursuant to Section 7.
(s)
"Participant" means a Director, employee, or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be.

(t)	"Performance-Based Compensation" means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.
(u)	"Performance Measures" means such measures as are described in Section 8 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.
(v)
"Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award, other than an Option or Stock Appreciation Right, that is intended to qualify as Performance-Based Compensation. Performance Periods may be overlapping.

(w)	"Performance Target" means performance goals and objectives with respect to a Performance Period.
(x)	"Person" means a "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any "group" within the meaning of Section 13(d)(3) of the Exchange Act.
(y)	"Plan" means this Higher One Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan, as it may be amended from time to time.
(z)	"Securities Act" means the Securities Act of 1933, as amended.
(aa)
"Stock Appreciation Rights" means a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the exercise price of the Stock Appreciation Right.

(bb)	"Subsidiary" means any "subsidiary" within the meaning of Rule 405 under the Securities Act.
3.	Stock Subject to the Plan, Share Counting Rules, and Individual Award Limits.
(a)
Subject to adjustment as provided in Section 10 and the provisions of this Section 3, the number of shares of Common Stock that may be issued or transferred pursuant to Awards granted under the Plan will not exceed 6,860,000 shares of Common Stock in the aggregate, which number of shares includes the necessary adjustment related to previous changes in the number of shares of Common Stock outstanding by reason of the Company's stock split in 2010.

2

(b)
Under the Plan, (i) if all or any portion of an Award expires, or is forfeited, terminated or cancelled, without the issuance of shares of Common Stock, or is settled in cash in lieu of shares of Common Stock, or is exchanged with the Committee's permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, the number of shares of Common Stock subject to Awards that have been so forfeited, terminated, cancelled, settled or exchanged or have expired, as the case may be, will again be available for issuance or transfer under the Plan; (ii) if the exercise price related to any Award granted under the Plan is, or the tax withholding requirements with respect to any Award granted under the Plan are, satisfied through the withholding by the Company of shares otherwise then deliverable in respect of such Award or through actual or constructive transfer to the Company of shares already owned, a number of shares equal to such withheld or transferred shares will again be available for issuance or transfer under the Plan; and (iii) if a Stock Appreciation Right is exercised and settled in shares of Common Stock, a number of shares equal to the difference between the total number of shares for which the Stock Appreciation Right was exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the Plan, with the result being that only the number of shares of Common Stock actually issued or transferred upon exercise of the Stock Appreciation Right are counted against the maximum number of shares of Common Stock available for issuance or transfer under the Plan. Shares of Common Stock utilized under the Plan may be either authorized and unissued shares or treasury shares, or both, in the sole discretion of the Committee.

(c)
Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) as provided in Section 10 of the Plan shall not count as used under the Plan for purposes of Section 3.

(d)	Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 10:
(i)
the number of shares of Common Stock that may be covered by Incentive Stock Options shall not exceed 6,860,000 shares of Common Stock in the aggregate, which number of shares includes the necessary adjustment related to previous changes in the number of shares of Common Stock outstanding by reason of the Company's stock split in 2010; and

(ii)
the number of shares of Common Stock that may be covered by Awards granted under the Plan to any one Participant in a single fiscal year of the Company may not exceed 550,000 in the aggregate, which number of shares includes the necessary adjustment related to previous changes in the number of shares of Common Stock outstanding by reason of the Company's stock split in 2010.

4.	Administration of the Plan.
(a)	The Committee
The Plan shall be administered by the Committee, which shall consist solely of two or more persons, each of whom qualifies as a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), as an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3), and as "independent" within the meaning of any applicable stock exchange or similar regulatory authority; provided that, with respect to any "independent" composition requirement under any rule of any applicable stock exchange or similar regulatory authority, the "independent" composition requirement shall be phased in pursuant to any applicable transition period; provided further that, with respect to any Award granted to, or any determination made with respect to, any Person subject to Section 16 of the Exchange Act prior to the date the "independent" composition requirement has been satisfied, such grant shall be approved by the full Board of Directors, and with respect to any Award granted to, or any determination made with respect to, any Covered Employee, prior to the date the "independent" composition requirement has been satisfied, such grant shall be approved by a subcommittee of the Committee that is composed solely of two or more "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3).
(b)	Grant of Awards
The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and independent contractors of the Company who shall be granted Awards under the Plan and the amount, type, and other terms and conditions of such Awards. The Board of Directors may, consistent with the terms of the Plan, from time to time grant Awards to Directors. The Committee may prescribe agreements evidencing or setting the terms of any Awards, and amendments thereto, which documents and amendments need not be identical for each Participant.
The Committee may also enter into agreements with third parties pursuant to which such third parties may issue Awards to the Participants in lieu of the Company's issuance thereof or assume the obligations of the Company under any Awards previously issued by the Company, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.
Awards granted under the Plan may, in the Committee's discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award, any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.
(c)	Delegation of Authority
All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Awards to persons who are not "executive officers" of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify.
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In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would cause Awards intended to qualify as Performance-Based Compensation to fail to so qualify, (iii) to take any action inconsistent with Section 409A of the Code or (iv) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.
(d)	Committee Discretion
The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any Award Agreement) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment; provided that, no payment shall be made with respect to any Award that is subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code. The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding, and conclusive on all parties.
On or after the date of grant of an Award under the Plan, the Committee may (i) in the event of a Participant's death, disability or retirement (in the case of disability and retirement, unless otherwise specified in the relevant grant agreement, as determined in accordance with the applicable policies and procedures of the Company as in effect from time to time) or in the event of a Change in Control, accelerate the date on which any such Award becomes vested or exercisable, as the case may be, (ii) accelerate the date on which any such Award becomes transferable, (iii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant's employment during which any such Award may remain outstanding, (iv) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Award or (v) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, that the Committee shall not have any such authority and shall not take any such action to the extent that the grant of such authority or the taking of such action would cause any tax to become due under Section 409A of the Code.
The Committee may grant dividend equivalents to any Participant based on the dividends declared on shares of Common Stock that are subject to any Award during the period between the date the Award is granted and the date the Award is exercised, vests, pays out, or expires. Such dividend equivalents may be awarded or paid in the form of cash, shares of Common Stock, restricted stock, or restricted stock units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion.
(e)	Payments by the Company
The Company shall pay any amount payable with respect to an Award in accordance with the terms of such Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Award subject to and in accordance with the terms of any deferred compensation plan established and maintained by the Company, to the extent such deferred compensation plan permits deferral of Awards granted hereunder. Payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the Committee's discretion or upon occurrence of one or more specified events; provided that, with respect to any Award subject to Section 409A of the Code, such acceleration or payment shall comply with Section 409A of the Code.
The Company may, to the extent permitted by applicable law and permissible under Section 409A of the Code, deduct from and set off against any amounts the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 4.
The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations; provided that the Committee shall take no action to the extent that the taking of such action would cause any tax to become due under Section 409A of the Code. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Common Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery, or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.
The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and/or sale of any Awards or shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue and/or sell such Awards or shares of Common Stock as to which such requisite authority shall not have been obtained.
In addition, the Committee may permit (including, without limitation, for purposes of deductibility under Section 162(m) of the Code) a Participant to defer such Participant's receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant in connection with any Award.
If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures, in accordance with Section 409A of the Code (to the extent applicable), for such payment or Common Stock delivery deferrals and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as Performance-Based Compensation, such earnings shall be in compliance with Section 162(m) of the Code.
(f)	Limitation on Liability
The Committee may employ attorneys, consultants, accountants, agents, and other persons, and the Committee, the Company, and its officers, directors, and employees shall be entitled, in good faith, to rely or act upon any advice, opinions, or valuations of any such persons. In addition, the Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer, director, or employee of the Company, the Company's independent auditors, consultants, or any other agents assisting in the administration of the Plan.
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No member of the Committee, nor any person acting pursuant to authority delegated by the Committee, nor any officer, director, or employee of the Company acting at the direction or on behalf of the Committee, shall be liable for any action, omission, or determination relating to the Plan, and Higher One Holdings shall, to the fullest extent permitted by law, indemnify and hold harmless each member of the Committee, each person acting pursuant to authority delegated by the Committee, and each other officer, director, or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, employee, or other person acting pursuant to authority delegated by the Committee in bad faith and without reasonable belief that it was in the best interests of the Company.
5.	Eligibility.
The Persons who shall be eligible to receive Awards pursuant to the Plan shall be (a) those employees and independent contractors of the Company whom the Committee shall select from time to time and (b) Directors of the Company whom the Board of Directors shall select from time to time. Eligible persons shall include any Person who has been offered employment by the Company, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company. An employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in the Plan, if so determined by the Committee. In lieu of making Awards directly to Participants, the Committee may make Awards under the Plan through or to a trust or other funding vehicle which in turn makes Awards to Participants or which issues interests in Awards held by it to Participants, in any case on such terms and conditions as may be determined by the Committee in its sole discretion. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.
6.	Options.
The Committee may from time to time grant Options, subject to the following terms and conditions:
(a)
Exercise Price. The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted. The Award Agreement of each Option shall fix the exercise price and shall clearly identify such Option as either an "incentive stock option" within the meaning of Section 422 of the Code or as a Non-Qualified Stock Option.

(b)	Term and Exercise of Options.
(i)
Each Option shall become vested and exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or in the relevant Award Agreement.

(ii)	Each Option may be exercised in whole or in part. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.
(iii)
An Option shall be exercised by such methods and procedures as the Committee determines from time to time, provided, however that Participants shall have the right to exercise vested Options through net settlement in shares of Common Stock; provided, further, that net cash settlement shall not be permitted.

(iv)
Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Non-Qualified Stock Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. In addition, the Committee may impose such restrictions on any shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such shares.

(v)
Except as otherwise provided in Section 10, the Committee will not amend the terms of outstanding awards to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without first obtaining stockholder approval in a manner consistent with stock exchange rules.

(vi)
Regardless of the terms of any Award Agreement, the Committee shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to any Participant, provided the substituted Stock Appreciation Rights call for settlement by the issuance of shares of Common Stock, and the terms of the substituted Stock Appreciation Rights and economic benefit of such substituted Stock Appreciation Rights are at least equivalent to the terms and economic benefit of the Options being replaced.

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(c)	Special Rules for Incentive Stock Options
(i)
The aggregate Fair Market Value of shares of Common Stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Higher One Holdings or any of its "subsidiaries" (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such incentive stock options shall remain unchanged.

(ii)
No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Higher One Holdings or any of its "subsidiaries" (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

Options are not intended to provide for the deferral of compensation under Section 409A of the Code, and thus, are intended to be exempt from regulation under Section 409A of the Code.
7.	Other Stock-Based Awards.
The Committee may grant equity-based or equity-related awards not otherwise described herein, including but not limited to restricted stock awards and restricted stock unit awards, in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of Stock Appreciation Rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States, and (v) be designed to qualify as Performance-Based Compensation; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. Notwithstanding the foregoing, to the extent any such Other Stock-Based Award is subject to Section 409A of the Code, the Award Agreement of such Other Stock-Based Award shall contain terms and conditions (including, without limitation and to the extent applicable, deferral and payment provisions) that comply with Section 409A of the Code.
8.	Performance-Based Compensation.
(a)	Calculation, Written Determinations, and Right of Recapture.
The amount payable with respect to an Award that is intended to qualify as Performance-Based Compensation shall be determined in any manner permitted by Section 162(m) of the Code.
Determinations by the Committee as to the establishment of Performance Measures, the level of actual achievement of performance goals, and the amount payable with respect to an Award intended to qualify as Performance-Based Compensation under Section 162(m) of the Code shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Award granted to a Covered Employee, that the performance goals and other material terms upon which settlement of the Award was conditioned have been satisfied.
If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 8, the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested, or paid given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares of Common Stock (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares of Common Stock (or, if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.
(b)	Discretionary Reduction
The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Award that is intended to qualify as Performance-Based Compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.
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(c)	Performance Measures
The performance goals upon which the payment or vesting of any Award (other than Options and Stock Appreciation Rights) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall (a) be objective business criteria and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain," and (b) relate to one or more of the following Performance Measures (whether or not in comparison to other peer companies) as determined by the Committee in its sole discretion: adjusted net earnings, appreciation in and/or maintenance of the price of Common Stock (including, without limitation, comparisons with various stock market indices), attainment of strategic and operational initiatives, budget, cash flow (including, without limitation, free cash flow), cost of capital, cost reduction, earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization), market share, market value added, net income, net sales, number of active OneAccounts, number of institutions under contract with the Company, operating profit and operating income, pretax income before allocation of corporate overhead and bonus, reductions in costs, return on assets and return on net assets, return on equity, return on invested capital, revenue per active OneAccount, revenues, sales and sales growth, successful acquisition/divestiture, or total stockholder return and improvement of stockholder return. Performance goals may relate to individual performance, Company performance or business unit performance. Performance goals may differ for Awards granted to any one Participant or to different Participants. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of qualification of the Award as "performance-based compensation" under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Measures or the level or levels of achievement with respect to such Covered Employee.
The Committee shall determine the length of the Performance Period with respect to each Award that is intended to be Performance-Based Compensation; provided that in no event shall such Performance Period be shorter than one fiscal year of the Company. Performance Periods may be overlapping. The Committee shall establish the Performance Targets and Performance Schedules for such Performance Period within ninety (90) days of the commencement of such Performance Period.
The Committee may provide, in connection with the setting of the performance goals, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year of the Company, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225-20 "Extraordinary and Unusual Items" and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. Any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or a Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Nothing in this Section 8 is intended to limit the Committee's discretion to adopt conditions with respect to any Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Awards in a way that disqualifies them as Performance-Based Compensation.
In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
9.	Effect of Separation from Service.
Each Award Agreement shall set forth the effect of the Participant's separation from service on any outstanding Awards. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards issued, and may reflect distinctions based on the reasons for the separation from service.
10.	Adjustment Upon Certain Changes.
(a)	Shares Available for Grants
In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards, and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Participant in any year, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, including any extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.
(b)	Increase or Decrease in Issued Shares Without Consideration
Subject to any required action by the stockholders of Higher One Holdings, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall appropriately adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.
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(c)	Certain Mergers
Subject to any required action by the stockholders of Higher One Holdings, in the event that Higher One Holdings shall be the surviving corporation in any merger, consolidation, or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.
(d)	Certain Other Transactions
In the event of (i) a dissolution or liquidation of Higher One Holdings, (ii) a sale of all or substantially all of the Company's assets (on a consolidated basis), (iii) a merger, consolidation, or similar transaction involving Higher One Holdings in which Higher One Holdings is not the surviving corporation, or (iv) a merger, consolidation or similar transaction involving Higher One Holdings in which Higher One Holdings is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion but subject to Section 409A of the Code to the extent applicable, have the power to:
(i)
cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option;

(ii)
provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in accordance with U.S. Department of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) in the exercise price of the Award, and/or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award; or

(iii)	any combination of (i) or (ii) above.
(e)	Other Changes
In the event of any change in the capitalization of Higher One Holdings or corporate change other than those specifically referred to in paragraphs(b), (c), or (d), the Committee shall make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.
(f)	No Other Rights
Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class, or any dissolution, liquidation, merger, or consolidation of Higher One Holdings or any other corporation. Except as expressly provided in the Plan, no issuance by Higher One Holdings of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.
(g)	Savings Clause
No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.
11.	Rights Under the Plan.
No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.
Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.
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12.	No Special Employment Rights; No Right to Award.
(a)
Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Neither an Award nor any rights arising under the Plan shall constitute an employment contract with the Company and, accordingly, the Plan and any Award hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company.

(b)
No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at anytime nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.	Securities Matters.
(a)
Higher One Holdings shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Higher One Holdings shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Higher One Holdings is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements, and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)
The exercise of any Option granted hereunder shall only be effective at such time as counsel to Higher One Holdings shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded. Higher One Holdings may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws. Higher One Holdings shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.	Tax Provisions & Withholding.
(a)	Cash Remittance
Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Award, and whenever any amount shall become payable in respect of any Award, Higher One Holdings shall have the right to require the Participant to remit to Higher One Holdings in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, vesting, or payment prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, Higher One Holdings shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.
(b)	Stock Remittance
At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, the Participant may tender to Higher One Holdings a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election shall be irrevocable, made in writing, and signed by the Participant, shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and shall satisfy the Participant's obligations under Section 14 hereof, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.
(c)	Stock Withholding
At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Award, Higher One Holdings shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. Such election shall be irrevocable, made in writing, and signed by the Participant, shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, and shall satisfy the Participant's obligations under Section 14 hereof, if any. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.
(d)	Consent to and Notification of Code Section 83(b) Election
No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
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(e)	Notification Upon Disqualifying Disposition Under Code Section 421(b)
If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an incentive stock option under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.
15.	Amendment or Termination of the Plan.
The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee's ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan; provided that no provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.
Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Award.
Other than as set forth in Section 6(b)(v), the Committee may authorize the repurchase of any Award by the Company or a third party at any time for such price and on such terms and conditions as the Committee may determine in its sole discretion. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.
16.	No Obligation to Exercise.
The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.
17.	Transfer Restrictions.
Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind Higher One Holdings unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.
Except as provided in the preceding paragraph (regarding transfers upon the death of a Participant) and Section 6 (regarding the transfer of certain Non-Qualified Stock Options), no Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party (other than the Company), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than incentive stock options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
18.	No Fractional Shares.
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.
19.	Retirement and Welfare Plans.
Neither Awards made under the Plan nor shares of Common Stock or cash paid pursuant to such Awards will be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit or except as the Committee may otherwise determine in its discretion.
20.	Compliance with Code Section 162(m).
It is the intent of the Company that Options and Stock Appreciation Rights granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 8 shall constitute qualified "performance-based compensation" within the meaning of Section 162(m) of the Code, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 8, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance goals.
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21.	Certain Limitations on Awards to Ensure Compliance with Code Section 409A.
The Company intends that the Plan and each Award granted hereunder that is subject to Section 409A of the Code shall comply with Section 409A of the Code and that the Plan shall be interpreted, operated and administered accordingly. In the event any term and/or condition of an Award granted hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such term and/or condition shall be restructured, to the extent possible, in a manner, determined by the Committee, that does not cause such an accelerated or additional tax. Any reservation of rights by the Company hereunder affecting the timing of payment of any Award subject to Section 409A of the Code (including, without limitation, the rights of the Committee pursuant to Section 9(d)) will only be as broad as is permitted by Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of or gross up in connection with any taxes and or penalties owed by the Participant pursuant to Section 409A of the Code.
22.	Uncertificated Shares.
To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
23.	Participants Based Outside of the United States.
Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has employees, Directors or independent contractors, the Committee, in its sole discretion, shall have the power and authority to:
(a)	Determine which affiliates and Subsidiaries shall be covered by the Plan;
(b)	Determine which employees, Directors, and/or independent contractors outside the United States are eligible to participate in the Plan;
(c)	Modify the terms and conditions of any Award granted to employees, Directors, and/or independent contractors outside the United States to comply with applicable foreign laws;
(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 23 by the Committee shall be attached to the Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
24.	Legend.
The certificates or book entry for shares of Common Stock may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such shares.
25.	Severability; Entire Agreement.
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreement or other agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations, and warranties between them, whether written or oral, with respect to the subject matter thereof.
26.	Descriptive Headings.
The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.
27.	Governing Law.
The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
28.	Effective Date and Term of Plan.
The Plan was initially adopted and shall be effective as of the Effective Date. The Plan shall terminate automatically on the ten (10) year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 15, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

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